The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-150991

Subject to Completion

Preliminary Prospectus Supplement dated May 19, 2008

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 16, 2008)

U.S.$

$                 % Notes due

We will pay interest on the notes on          and          of each year, beginning         , 2008. The notes will mature on                 . The notes will not be redeemable except upon the occurrence of certain events relating to U.S. taxation, as described under “Description of the Notes—Redemption—Redemption upon Tax Event” in this prospectus supplement. If a Change of Control Triggering Event (as defined herein) has occurred, unless we have exercised our right to redeem the notes, we will be required to offer to purchase the notes from holders on terms described in this prospectus supplement.

The notes will be unsecured obligations and rank equally with our unsecured senior indebtedness. The notes will be issued in registered form only in denominations of $2,000 and $1,000 multiples above that amount.

The notes offered by this prospectus supplement will not be listed on any securities exchange.

Investing in the notes involves risks that are described in the “ Risk Factors” section beginning on page S-6 of this prospectus supplement and the “Risk Factors” section contained in our Annual Report on Form 10-K for the year ended December 31, 2007, incorporated by reference herein.

Per Note	Total
Public offering price(1)%	$
Underwriting discount %	$
Proceeds, before expenses, to NYSE Euronext(1)%	$

(1)	Plus accrued interest from , 2008, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes will be ready for delivery in book-entry form only through The Depository Trust Company and its participants, including Euroclear and Clearstream, as applicable, on or about                     , 2008.

Joint Book-Running Managers

Banc of America Securities LLC	Citi	Merrill Lynch & Co.

UBS Investment Bank	Wachovia Securities

The date of this prospectus supplement is                     , 2008.

Prospectus Supplement

Prospectus

About This Prospectus	2
Where You Can Find More Information	2
Documents Incorporated By Reference	2
Forward-Looking Statements	3
NYSE Euronext	4
Use of Proceeds	4
Summary Description of the Securities We May Issue	4
Description of Debt Securities	4
Description of Preferred Stock	17
Description of Capital Stock	18
Plan of Distribution	24
Validity of Securities	25
Experts	25

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectus that we prepare and distribute. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, or in any such free writing prospectus, is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the prospectus, which contains more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the documents identified under the heading “Documents Incorporated by Reference” on page S-32 of this prospectus supplement, including the “Risk Factors” section contained in our Annual Report on Form 10-K for the year ended December 31, 2007. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, the information contained in this prospectus supplement shall control. If any statement in this prospectus supplement conflicts with any statement in a document which we have incorporated by reference, then you should consider only the statement in the more recent document.

In this prospectus supplement, “we,” “our” and “us” refer to NYSE Euronext and its consolidated subsidiaries, except as otherwise noted or the context otherwise requires.

PROSPECTUS SUPPLEMENT SUMMARY

NYSE Euronext

NYSE Euronext is the world’s leading and most liquid exchange group with both the highest average daily value of cash trading and the largest market capitalization of listed operating companies of all exchanges. We offer a diverse array of financial products and services, and operate six cash equities and six derivatives exchanges in six countries and two continents. We are a world leader for trading in cash equities, exchange traded funds and other structured products, and equity and interest rate derivatives, as well as the creation and global distribution of market information related to trading in these products. NYSE Euronext is the largest listings venue in the world, home to corporations representing over $30 trillion in market capitalization (as of December 31, 2007). We also operate a globally-distributed connectivity network and provide commercial trading and information technology solutions for customers and other exchanges.

NYSE Euronext was organized on May 22, 2006 in connection with the combination of the businesses of NYSE Group, Inc. and Euronext N.V., which was consummated on April 4, 2007. Prior to then, our company had no assets and did not conduct any material activities other than those incidental to our formation. Following the consummation of the combination, NYSE Euronext became the parent company of NYSE Group and Euronext and each of their respective subsidiaries. Our principal executive office is located at 11 Wall Street, New York, New York 10005 and our telephone number is (212) 656-3000. Our European headquarters are located at 39 rue Cambon, F 75039 Paris Cedex 01, and our telephone number is +33 1 49 27 10 00.

The Offering

The following summary contains certain material information about the notes and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of the notes, please refer to the section of this prospectus supplement entitled “Description of the Notes.” In this section, “we,” “us,” and “our” refer only to NYSE Euronext.

Issuer	NYSE Euronext, a Delaware corporation.

Securities Offered	$ aggregate principal amount of % notes due .

Maturity Date

Interest Payment Dates	and of each year, beginning , 2008.

Ranking	The notes will be our unsecured senior obligations and will:

•	rank senior in right of payment to all of our future subordinated indebtedness;

•

rank equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness, including our €750 million 5.375 percent Notes due 2015 and all indebtedness under our syndicated credit facilities and our commercial paper program, which totaled approximately $2.5 billion outstanding as of March 31, 2008. Approximately an additional $3 billion remains undrawn and available under our existing credit facilities;

•	be effectively subordinated in right of payment to all of our future secured indebtedness to the extent of the collateral securing such indebtedness; and

•	be effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of our subsidiaries.

As of March 31, 2008, the notes would have been effectively subordinated to approximately $0.5 billion of obligations of our subsidiaries. Approximately an additional $0.5 billion remains undrawn and available under our subsidiaries’ credit facilities. Substantially all of our revenue is generated by, and substantially all of our assets are held by, our subsidiaries.

No Guarantees	The notes will not be guaranteed by any of our subsidiaries.

Redemption Upon Tax Event	We may redeem the notes in whole, but not in part, at any time at 100% of their principal amount plus a make-whole premium if certain tax-related events occur as described under “Description of the Notes—Redemption—Redemption upon Tax Event.”

Additional Amounts	We will pay to beneficial owners of notes who are Non-U.S. Persons (as defined herein) additional amounts in the event of deduction or withholding of taxes, assessments or other governmental charges imposed by the United States or any taxing authority thereof or therein, subject to the terms and limitations set forth under “Description of the Notes—Payment of Additional Amounts.”

Repurchase Upon Change of Control Triggering Event	Upon the occurrence of a Change of Control Triggering Event (as defined herein), we will be required to make an offer to purchase the notes at a price equal to 101% of their principal amount plus accrued and unpaid interest, if any, to the date of repurchase. See “Description of the Notes—Repurchase Upon Change of Control Triggering Event.”

No Listing	The notes will not be listed on any securities exchange or automated quotation system.

No Prior Market	The notes will be new securities for which there is currently no market. Although the underwriters have informed us that they intend to make a market in the notes, they are not obligated to do so, and they may discontinue market-making activities at any time without notice. Accordingly, we cannot assure you that a liquid market for the notes will develop or be maintained.

Use of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes, including without limitation the repayment of existing debt. See “Use of Proceeds.”

Securities Identification Numbers	CUSIP: 629491 AA9; ISIN: US629491AA91;

Common Code         .

Governing Law	New York

Trustee	Wilmington Trust Company

Paying Agent	Citibank, N.A.

Risk Factors	You should carefully consider all of the information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus. In particular, you should evaluate the information set forth under “Risk Factors” below, “Forward-Looking Statements” in the accompanying prospectus and the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2007, before deciding whether to invest in the notes.

RISK FACTORS

You should carefully consider the following risks, together with the information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2007, before investing in the notes.

We may be unable to pay interest on or repay the notes; the notes are structurally subordinated to any future indebtedness and to the other liabilities of our subsidiaries.

The notes will mature on                     . In addition, we will be obligated to pay interest on the notes semiannually on                      and                      each year, beginning                     , 2008. Our ability to make interest payments on this debt will depend in part on our cash flow, which will be dependent upon the cash flow of our subsidiaries and the payment of funds to us by those subsidiaries in the form of loans, dividends or otherwise. The notes are our obligations exclusively and not of any of our subsidiaries. Substantially all of our revenue is generated by, and substantially all of our assets are held by, our subsidiaries. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due under the notes or to make any funds available therefor, whether by dividends, loans or other payments. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors, including trade creditors, and holders of preferred stock, if any, of our subsidiaries will have priority with respect to the assets of such subsidiaries over our claims (and therefore the claims of our creditors, including holders of the notes), and our subsidiaries may enter into future borrowing arrangements that limit their ability to transfer funds to us. Consequently, the notes will be structurally subordinated to all liabilities, including trade payables, of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish. As of March 31, 2008, our subsidiaries had approximately $0.5 billion of liabilities. Approximately an additional $0.5 billion remains available under our subsidiaries’ existing credit facilities.

The definition of a Change of Control requiring us to repurchase the notes is limited, so that the market price of the notes may decline if we enter into a transaction that is not a Change of Control under the Indenture governing the notes.

The term “Change of Control” (as used in the notes) is limited in terms of its scope and does not include every event that might cause the market price of the notes to decline. Furthermore, we are required to repurchase notes upon a Change of Control only if, as a result of such Change of Control, such notes receive a reduction in rating below investment grade and the rating agency assigning such rating expressly links the reduction in rating to the Change of Control. As a result, our obligation to repurchase the notes upon the occurrence of a Change of Control is limited and may not preserve the value of the notes in the event of a highly leveraged transaction, reorganization, merger or similar transaction.

We may not have sufficient funds to purchase the notes upon a Change of Control Triggering Event as required by the Indenture governing the notes.

Holders of the notes may require us to repurchase their notes upon a Change of Control Triggering Event as defined under “Description of the Notes—Redemption—Repurchase Upon Change of Control Triggering Event.” We cannot assure you that we would have sufficient financial resources, or would be able to arrange financing, to pay the repurchase price of the notes and any other then existing notes and repay indebtedness that may be tendered by the holders thereof in such a circumstance. Furthermore, the terms of our then existing indebtedness or other agreements may contain financial covenants, events of default or other provisions that could be violated if a Change of Control were to occur or if we were required to repurchase the notes and other notes and repay indebtedness containing a similar repurchase or repayment requirement.

If an active trading market does not develop for the notes, you may be unable to sell your notes or to sell your notes at prices that you deem sufficient.

The notes are new issues of securities for which there currently are no established trading markets. We do not intend to apply for listing or quotation of the notes on any securities exchange or automated quotation system, respectively. While the underwriters of the notes have advised us that they intend to make a market in the notes, the underwriters will not be obligated to do so and may stop their market-making at any time. No assurance can be given:

•	that a market for the notes will develop or continue;

•	as to the liquidity of any market that does develop; or

•	as to your ability to sell any notes you may own or the price at which you may be able to sell your notes.

If any of the notes are traded after their initial issuance, they may trade at a discount from their initial offering price. Future trading prices of the notes will depend on many factors, including prevailing interest rates, the market for similar securities, general economic conditions and our financial condition, performance and prospects. Accordingly, you may be required to bear the financial risk of an investment in the notes for an indefinite period of time.

Downgrades or other changes in our credit ratings could affect our financial results and reduce the market value of the notes.

Our debt securities are currently rated “investment grade” by each of Moody’s and S&P. A rating is not a recommendation to purchase, hold or sell our debt securities, since a rating does not predict the market price of a particular security or its suitability for a particular investor. Either rating organization may lower our rating or decide not to rate our securities in its sole discretion. The rating of our debt securities is based primarily on the rating organization’s assessment of the likelihood of timely payment of interest when due on our debt securities and the ultimate payment of principal of our debt securities on the final maturity date. Any ratings downgrade could increase our cost of borrowing or require certain actions to be performed to rectify such a situation. The reduction, suspension or withdrawal of the ratings of our debt securities will not, in and of itself, constitute an event of default under the Indenture.

Credit ratings may not reflect all risks.

Moody’s and S&P have assigned credit ratings to the notes. The ratings may not reflect the potential impact of all risks related to structure, market, additional factors discussed above, and other factors that may affect the value of the notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the relevant rating agency at any time. Each rating should be evaluated independently of any other rating.

The indenture governing the notes will not limit our ability to incur future indebtedness, pay dividends, repurchase securities, engage in transaction with affiliates or engage in other activities, which could adversely affect our ability to pay our obligations under the notes.

The indenture governing the notes does not contain any financial covenants and contains only limited restrictive covenants. The indenture will not limit our or our subsidiaries’ ability to incur additional indebtedness, issue or repurchase securities, pay dividends or engage in transactions with affiliates. We, therefore, may pay dividends and incur additional debt, including secured indebtedness in certain circumstances or indebtedness by, or other obligations of, our subsidiaries to which the notes would be structurally subordinated. Our ability to incur additional indebtedness and use our funds for numerous purposes may limit the funds available to pay our obligations under the notes.

USE OF PROCEEDS

We expect to receive net proceeds from the sale of the notes in this offering of approximately $             after deducting underwriting discounts and our estimated offering expenses. We will use these proceeds for general corporate purposes, including without limitation the repayment of existing debt. Information regarding our existing debt, including under our commercial paper program, is included in the reports we file with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference into this prospectus supplement, including the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in each of our Annual Report on Form 10-K for the year ended December 31, 2007 and our Quarterly Report on Form 10-Q for the period ended March 31, 2008.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2008 and as adjusted to give effect to the issuance of the notes in this offering and the issuance on April 23, 2008 of €750 million ($1,185 million) in aggregate principal amount of 5.375 percent Notes due 2015.

	As of March 31, 2008
	Actual	As adjusted
	(unaudited)	(unaudited)
	(in millions)
Debt maturing within one year(1)	$2,515	$
Long-term debt	519
Notes being offered hereby	—
5.375 percent Notes due 2015	—

Total debt	$3,034	$
Total stockholders’ equity:
Preferred stock, $0.01 par value, 400 million shares authorized, none issued	—
Common stock, $0.01 par value, 800 million shares authorized, 267 million shares issued, 265 million shares outstanding	3
Common stock held in treasury, at cost, 2 million shares	(83)
Additional paid-in capital	8,292
Retained earnings	801
Accumulated other comprehensive income	849

Total stockholders’ equity	$9,862	$

Total debt and stockholders’ equity	$12,896	$

(1)	Debt maturing within one year consists principally of the current portion of long-term debt, commercial paper and other short-term borrowings.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods shown. For purposes of this ratio, earnings are calculated by adding fixed charges to pre-tax income from continuing operations adjusted for minority interest and income from associates. Fixed charges consist of interest expense on indebtedness and the interest factor in capital and operating leases.

	Year Ended December 31,					Three Months Ended March 31,
	2003	2004	2005	2006	2007	2008
	(unaudited)					(unaudited)
Ratio of Earnings to Fixed Charges	36.67x	15.33x	16.17x	110.67x	8.06x	11.00x

DESCRIPTION OF THE NOTES

General

For purposes of this section, references to “NYSE Euronext,” “we,” “us” and “our” are references to NYSE Euronext only and not to any of its subsidiaries. We will issue the notes under an indenture (the “Senior Indenture”) between us and Wilmington Trust Company, as trustee (the “Trustee”) and a Supplemental Indenture thereto (the “Supplemental Indenture”) which together set forth the terms of the notes offered hereby. We refer to the Senior Indenture and the Supplemental Indenture collectively in this summary as the “Indenture”.

The following is a summary of the material provisions of the Indenture. This summary does not include all of the provisions of the Indenture. We urge you to read the Indenture because it defines your rights. The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, or the TIA.

We will issue the notes in fully registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. We and the Trustee will appoint Citibank, N.A., under a Paying Agency Agreement among us, the Trustee and Citibank, N.A., as Authenticating Agent, Calculation Agent, Paying Agent, Security Registrar and Transfer Agent, to initially act as Paying Agent and Security Registrar for the notes. The notes may be presented for registration of transfer and exchange at the offices of the Security Registrar. We may change any Paying Agent and Security Registrar without notice to holders of the notes (the “Holders”). We will pay principal (and premium, if any) on the notes at the Paying Agent’s corporate office in New York, New York. At our option, interest may be paid at the Trustee’s corporate trust office or by check mailed to the registered address of Holders.

Principal, Maturity and Interest

We will issue $             initial aggregate principal amount of the notes in this offering. The notes will mature on             . Interest on the notes will accrue at the rate of         % per annum. Interest on the notes will be payable semiannually in arrears on each              and             , commencing on             , 2008, to the persons who are registered Holders at the close of business on the              and             , whether or not a business day, immediately preceding the applicable interest payment date.

Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the issue date. If any interest payment date, Redemption Date (as defined below), repurchase date or maturity date falls on a day which is not a business day, payment of interest, principal and premium, if any, with respect to such notes will be made on the next business day with the same force and effect as if made on the due date and no interest on such payment will accrue from and after such due date. Interest will be computed on the basis of a 360-day year composed of twelve 30-day months.

We may from time to time without notice to, or the consent of, any Holder, create and issue additional series of notes under the Indenture. To the extent we do so, the separate series of notes will not vote together as a single series on any matters. We may also from time to time without notice to, or the consent of, any Holder, create and issue additional notes under the Indenture equal in rank and having the same terms as the notes offered hereby (or in all respects except for the payment of interest accruing prior to the issue date of such additional notes and, in some circumstances, except for the first payment of interest following the issue date of such additional notes) so that the additional notes may be consolidated and form a single series with the notes of the series offered hereby.

The notes will not be guaranteed by any of our subsidiaries. The notes will not be entitled to the benefit of any mandatory sinking fund.

We will pay interest (including post-petition interest in any proceeding under any bankruptcy law) on overdue payments of the principal, purchase price and redemption price of the notes from time to time on demand at the rate then borne by the notes offered hereby; and will pay interest (including post-petition interest in any proceeding under any bankruptcy law) on overdue installments of interest, if any (without regard to any applicable grace periods), on the notes offered hereby from time to time on demand at the same rate to the extent lawful.

Ranking

The notes will be our unsecured senior obligations and will:

•	rank senior in right of payment to all of our future subordinated indebtedness;

•

rank equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness, including our €750 million 5.375 percent Notes due 2015, and all indebtedness under our syndicated credit facilities and our commercial paper program, which totaled approximately $2.5 billion outstanding as of March 31, 2008. Approximately an additional $3 billion remains undrawn and available under our existing credit facilities;

•	be effectively subordinated in right of payment to all of our future secured indebtedness to the extent of the collateral securing such indebtedness; and

•	be effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of our subsidiaries .

As of March 31, 2008, the notes would have been effectively subordinated to approximately $0.5 billion of obligations of our subsidiaries. Approximately an additional $0.5 billion remains undrawn and available under our subsidiaries’ credit facilities. Substantially all of our revenue is generated by, and substantially all of our assets are held by, our subsidiaries.

Payment of Additional Amounts

We will pay to the beneficial owner of any notes who is a Non-U.S. Person (as defined below) additional amounts as may be necessary so that every net payment of principal and interest on such holder’s notes, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon that beneficial owner by the United States or a political subdivision or any taxing authority thereof or therein, will not be less than the amount provided in such holder’s notes to be then due and payable. We will not be required, however, to make any payment of additional amounts for or on account of:

(a) any tax, assessment or other governmental charge that would not have been imposed but for (1) the existence of any present or former connection between that beneficial owner, or between a fiduciary, settlor, beneficiary of, member or shareholder of, or possessor of a power over, that beneficial owner, if that beneficial owner is an estate, trust, partnership or corporation, and the United States including, without limitation, that beneficial owner, or that fiduciary, settlor, beneficiary, member, shareholder or possessor, being or having been a citizen or resident or treated as a resident of the United States or being or having been engaged in trade or business or present in the United States or (2) the presentation of a debt security for payment on a date more than 30 days after the later of the date on which that payment becomes due and payable and the date on which payment is duly provided for;

(b) any estate, inheritance, gift, sales, transfer, excise, personal property or similar tax, assessment or other governmental charge;

(c) any tax, assessment or other governmental charge imposed on foreign personal holding company income or by reason of that beneficial owner’s past or present status as a passive foreign investment company, a controlled foreign corporation or a personal holding company with respect to the United States or as a corporation that accumulates earnings to avoid United States federal income tax;

(d) any tax, assessment or other governmental charge which is payable otherwise than by withholding from payment of principal or interest on such holder’s notes;

(e) any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal or interest on any notes if that payment can be made without withholding by any other paying agent;

(f) any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of the beneficial owner or any holder of the notes, if such compliance is required by statute or by regulation of the U.S. Treasury Department as a precondition to relief or exemption from such tax, assessment or other governmental charge;

(g) any tax, assessment or other governmental charge imposed on interest received by (1) a 10% shareholder (as defined in Section 871(h)(3)(B) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and the regulations that may be promulgated thereunder) of our company or (2) a controlled foreign corporation with respect to our company within the meaning of the Code;

(h) any withholding or deduction that is imposed on a payment to an individual and is required to be made pursuant to European Union Directive 2003/48/EC relating to the taxation of savings adopted on June 3, 2003 by the European Union’s Economic and Financial Affairs Council, or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(i) any combination of items (a), (b), (c), (d), (e), (f), (g) and (h);

nor will we pay any additional amounts to any beneficial owner or holder of notes who is a fiduciary or partnership to the extent that a beneficiary or settlor with respect to that fiduciary, or a member of that partnership or a beneficial owner thereof would not have been entitled to the payment of those additional amounts had that beneficiary, settlor, member or beneficial owner been the beneficial owner of those notes.

As used in the preceding paragraph, “Non-U.S. Person” means any corporation, partnership, individual or fiduciary that is, as to the United States, a foreign corporation, a non-resident alien individual who has not made a valid election to be treated as a United States resident, a non-resident fiduciary of a foreign estate or trust, or a foreign partnership, one or more of the members of which is, as to the United States, a foreign corporation, a non-resident alien individual or a non-resident fiduciary of a foreign estate or trust.

Redemption

Redemption upon Tax Event

The notes may be redeemed at our option in whole, but not in part, on not more than 60 days’ and not less than 30 days’ prior notice mailed to the registered address of each Holder of the notes (the “Redemption Date”), at a redemption price equal to 100% of their principal amount (plus any accrued interest or additional amounts payable to the redemption date with respect to such notes), if we determine that as a result of any change or amendment to the laws, treaties, regulations or rulings of the United States or any political subdivision or taxing authority thereof, or any proposed change in such laws, treaties, regulations or rulings, or any change in the official application, enforcement or interpretation of those laws, treaties, regulations or rulings, including a holding by a court of competent jurisdiction in the United States, or any other action, other than an action predicated on law generally known on or before the date of this prospectus supplement except for proposals before Congress before that date, taken by any taxing authority or a court of competent jurisdiction in the United States, or the official proposal of any action, whether or not such action or proposal was taken or made with respect to us, (A) we have or will become obligated to pay additional amounts as described under “—Payment of Additional Amounts” above on any notes or (B) there is a substantial possibility that we will be required to pay those additional amounts. Prior to the mailing of any notice of such a redemption, we will deliver to the

Trustee (1) an officers’ certificate stating that we are entitled to effect such a redemption and setting forth a statement of facts showing that the conditions precedent to our right to so redeem have occurred and (2) an opinion of counsel to that effect based on that statement of facts.

On and after the Redemption Date, interest will cease to accrue on the notes or any portion of the notes called for redemption, unless we default in the payment of the redemption price, any additional amounts and accrued interest. On or before the Redemption Date, we will deposit with a paying agent or the Trustee money sufficient to pay the redemption price of, any additional amounts in respect of and accrued interest on, the notes to be redeemed on that date.

Selection and Notice of Redemption

In the event that we choose to redeem less than all of the notes, selection of the notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed; or, if the notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

No notes of a principal amount of $2,000 or less shall be redeemed in part. Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the Redemption Date to each Holder of notes to be redeemed at its registered address. If any note is to be redeemed in part only, the notice of redemption that relates to such note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original note. On and after the Redemption Date, interest will cease to accrue on notes or portions thereof called for redemption as long as we have deposited with the Paying Agent funds in satisfaction of the applicable redemption price.

Repurchase Upon Change of Control Triggering Event

If a Change of Control Triggering Event (as defined below) occurs with respect to the notes, unless we have exercised our right to redeem the notes as described above, we will be required to make an offer to repurchase all or, at the Holder’s option, any part (equal to $2,000 or any integral multiple of $1,000 in excess thereof) of each Holder’s notes pursuant to the offer described below (the “Change of Control Offer”).

In the Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to, but not including, the date of purchase (the “Change of Control Payment”).

Within 30 days following any Change of Control Triggering Event with respect to the notes, we will be required to mail a notice to Holders of notes, with a copy to the Trustee for the notes, describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the notes on the date specified in the notice, which date will be no earlier than 30 and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by the notes and described in such notice. We must comply with the requirements of applicable securities laws and regulations in connection with the repurchase of the notes as a result of a Change of Control Triggering Event.

On the Change of Control Payment Date, we will be required, to the extent lawful, to:

•	accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

•	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

•

deliver or cause to be delivered to the Trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by us.

The Paying Agent will be required to promptly mail, to each Holder who properly tendered notes, the purchase price for such notes, and the Trustee will be required to promptly authenticate and mail (or cause to be transferred by book entry) to each such Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

We will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer. In the event that such third party terminates or defaults its offer, we will be required to make a Change of Control Offer treating the date of such termination or default as though it were the date of the Change of Control Triggering Event.

For purposes of the repurchase provisions of the notes, the following terms will be applicable:

(i)	“Below Investment Grade Rating Event” means the notes are rated below an Investment Grade Rating by each of the Rating Agencies on any date during the period commencing 60 days prior to the date of the first public notice of an arrangement that could result in a Change of Control and ending at the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Holders of notes in writing at their request that the reduction was the result, in whole or in part, of any event or circumstance comprising or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event);

(ii)	“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of us and our Subsidiaries taken as a whole to any Person or group of related persons for purposes of Section 13(d) of the Exchange Act (a “Group”) other than us or one of our Subsidiaries; (2) the approval by the holders of our common stock of any plan or proposal for our liquidation or dissolution; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person or Group becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of our voting stock; or (4) the first day on which a majority of the members of our Board of Directors are not Continuing Directors;

(iii)	“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event occurring in respect of that Change of Control;

(iv)

“Continuing Directors” means, as of any date of determination, any member of our Board of Directors who (1) was a member of our Board of Directors on the date of the issuance of the notes; or (2) was nominated for election or elected to our Board of Directors with the approval of a majority of the Continuing Directors who were members of our Board of Directors at the time of such nomination or election (either by a specific vote or by approval of the NYSE Euronext proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination);

(v)	“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P;

(vi)	“Moody’s” means Moody’s Investors Service, Inc;

(vii)	“Person” means any individual, firm, corporation, partnership, association, joint venture, tribunal, trust, government or political subdivision or agency or instrumentality thereof, or any other entity or organization and includes a “person” as used in Section 13(d)(3) of the Exchange Act;

(viii)	“Rating Agencies” means (1) each of Moody’s and S&P; and (2) if any of Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, that we select (as certified by an executive officer of ours) as a replacement agency for Moody’s or S&P, or both of them, as the case may be; and

(ix)	“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

Certain Covenants

The Indenture will contain, among others, the following covenants:

Limitations on Liens

We may not, and may not permit any of our Significant Subsidiaries (as defined below) to, create or permit to exist any lien on any Principal Property (as defined below) of ours or any of our Significant Subsidiaries (or any stock or Indebtedness of a Significant Subsidiary), whether owned on the date of issuance of the notes or thereafter acquired, to secure any Indebtedness, unless we contemporaneously secure the notes equally and ratably with (or prior to) that obligation.

“Lien” means any lien, mortgage, deed of trust, hypothecation, pledge, security interest, charge or encumbrance of any kind.

“Indebtedness” means any indebtedness (whether being principal, premium, interest or other amounts) for or in respect of any notes, bonds, debentures, debenture stock, loan stock or other securities or any borrowed money or any liability under or in respect of any acceptance or acceptance credit.

We will not, however, be required to secure the notes if the lien consists of permitted liens.

Under the Indenture, “permitted liens” of any person are defined as—

(a) liens imposed by law or any governmental authority for taxes, assessments or charges that are not yet due or are being contested in good faith by appropriate proceedings or for commitments that have not been violated;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and similar liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or where the validity or amount thereof is being contested in good faith by appropriate proceedings;

(c) pledges and deposits made in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) judgment liens in respect of judgments that do not constitute an event of default under the Indenture;

(f) liens resulting in the ordinary course of the operations of us or any Significant Subsidiary relating to clearing or settlement activities, provided that at any time the aggregate amount of any such given lien does not exceed the aggregate amount of deposits of cash or securities received from third parties by us or any Significant Subsidiary in the ordinary course of operations relating to clearing or settlement activities;

(g) liens on (1) any property or asset prior to the acquisition thereof, provided that such lien may only extend to such property or asset, or (2) property of a Significant Subsidiary where (A) such Significant Subsidiary becomes a Subsidiary after the date of this prospectus supplement, (B) the lien exists at the time such Significant Subsidiary becomes a Subsidiary, (C) the lien was not created in contemplation of such Significant Subsidiary becoming a Subsidiary, and (D) the principal amount secured by the lien at the time such Significant Subsidiary becomes a Subsidiary is not subsequently increased or extended to any other assets other than those owned by the entity becoming a Subsidiary;

(h) any lien existing on the date hereof;

(i) liens upon real and/or tangible personal property acquired after the date hereof (by purchase, construction or otherwise) by us or any Significant Subsidiary, each of which liens was created for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction or improvement) of such property; provided that no such lien shall extend to or cover any property other than the property so acquired and improvements thereon;

(j) liens in favor of us or any Subsidiary;

(k) liens arising from the sale of accounts receivable for which fair equivalent value is received;

(l) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any liens referred to in the foregoing clauses (g), (h) and (i); provided that the principal amount of Indebtedness secured thereby and not otherwise authorized as a permitted lien shall not exceed the principal amount of Indebtedness, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of such extension, renewal or replacement;

(m) liens securing our obligations or those of any Subsidiary of ours in respect of any swap agreements entered into in the ordinary course of business and for non-speculative purposes; and

(n) easements, zoning restrictions, minor title imperfections, restrictions on use, rights of way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of our business or that of any Subsidiary of ours.

“Significant Subsidiary,” with respect to any person, means any Subsidiary of such person that satisfies the criteria for a “significant subsidiary” set forth in Rule l-02(w) of Regulation S-X under the Exchange Act.

“Principal Property” means the land, improvements, buildings, fixtures and equipment (including any leasehold interest therein) constituting a corporate office, facility or other asset which is owned or leased by us or any of our Significant Subsidiaries unless our Board of Directors has determined in good faith that such office or facility is not of material importance to the total business conducted by us and our Significant Subsidiaries taken as a whole. With respect to any Sale and Lease-Back Transaction (as defined below) or series of related Sale and Lease-Back Transactions, the determination of whether any property is a Principal Property shall be determined by reference to all properties affected by such transaction or series of transactions.

“Subsidiary” means any corporation, limited liability company or other similar type of business entity in which we and/or one or more of our Subsidiaries together own more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors or similar governing body of such corporation, limited liability company or other similar type of business entity, directly or indirectly.

Limitation on Sale and Lease-Back Transactions

We will not, nor will we permit any of our Significant Subsidiaries to, enter into any Sale and Lease-Back Transaction with respect to any Principal Property, other than any such Sale and Lease-Back Transaction involving a lease for a term of not more than three years or any such Sale and Lease-Back Transaction between us and one of our Subsidiaries or between our Subsidiaries, unless: (a) we or such Significant Subsidiary would be entitled to incur Indebtedness secured by a lien on the Principal Property involved in such Sale and Lease-Back Transaction at least equal in amount to the Attributable Debt with respect to such Sale and Lease-Back Transaction, without equally and ratably securing the notes, pursuant to the covenant described above under the caption “—Limitations on Liens”; or (b) the proceeds of such Sale and Lease-Back Transaction are at least equal to the fair market value of the affected Principal Property (as determined in good faith by our Board of Directors) and we apply an amount equal to the net proceeds of such Sale and Lease-Back Transaction within 365 days of such Sale and Lease-Back Transaction to any (or a combination) of (i) the prepayment or retirement of the notes, (ii) the prepayment or retirement (other than any mandatory retirement, mandatory prepayment or sinking fund payment or by payment at maturity) of other Indebtedness of us or of one of our Subsidiaries (other than Indebtedness that is subordinated to the notes or Indebtedness owed to us or one of our Subsidiaries) that matures more than 12 months after its creation or (iii) the purchase, construction, development, expansion or improvement of other comparable property.

“Sale and Lease-Back Transaction” means any arrangement with any person providing for the leasing by us or any of our Significant Subsidiaries of any Principal Property, whether now owned or hereafter acquired, which Principal Property has been or is to be sold or transferred by us or such Significant Subsidiary to such person.

“Attributable Debt” with regard to a Sale and Lease-Back Transaction with respect to any Principal Property means, at the time of determination, the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (including any period for which such lease has been extended), discounted at the rate of interest set forth or implicit in the terms of such lease (or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the securities of all series then outstanding under the Indenture) compounded semi-annually. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of (x) the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but shall not include any rent that would be required to be paid under such lease subsequent to the first date upon which it may be so terminated) or (y) the net amount determined assuming no such termination.

Limitation on Mergers and Other Transactions

We are generally permitted to consolidate or amalgamate with or merge into another company. We are also permitted to convey, transfer or lease all or substantially all of our assets to another company. However, we may not take any of these actions unless we certify to the Trustee that both of the following conditions are met:

•	the successor company (if any) is organized under the laws of any U.S. jurisdiction and it expressly assumes our obligations on the notes; and

•

immediately after giving effect to the transaction, no Event of Default (and no event which, after notice or lapse of time or both, would become an Event of Default) shall have happened and be continuing.

Reports to Holders

The Indenture provides that any document or report that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act will be filed with the trustee within 15 days after such document or report is filed with the SEC.

Events of Default

The following events will be defined in the Indenture as “Events of Default” with respect to the notes:

(1) the failure to pay interest or additional amounts on any note when the same becomes due and payable and the default continues for a period of 30 days;

(2) the failure to pay the principal (or premium, if any) of any note, when such principal becomes due and payable, at maturity, upon acceleration, upon redemption or otherwise (including the failure to make a payment to purchase notes tendered pursuant to a Change of Control Offer);

(3) a default in the performance, or breach, of our obligations under the “—Certain Covenants—Limitation on Mergers and Other Transactions” covenant described above;

(4) a default in the performance or breach of any other covenant or warranty contained in the Indenture which default continues for a period of 60 days after we receive written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the notes;

(5) a default on any indebtedness of ours or of a Significant Subsidiary having an aggregate amount of at least $50,000,000, constituting a default either of payment of principal or which results in acceleration of the indebtedness, and after we have been notified of the default by the Trustee or Holders of 25% in principal amount of the series we do not cure the default within 10 days;

(6) one or more final judgments for the payment of money in an aggregate amount in excess of $100,000,000 above available insurance coverage shall be rendered against us or any Significant Subsidiary and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, but only if such judgment is an event of default at that time under any of our credit facilities in place on the date hereof (the “Existing Facilities”) or any credit facility that we enter into to replace an Existing Facility at its maturity or otherwise; and

(7) certain events of bankruptcy or insolvency (or involving equivalent concepts applicable outside the United States) affecting us or our Significant Subsidiaries;

If an Event of Default (other than an Event of Default specified in clause (7)) shall occur and be continuing, the Trustee or the Holders of at least 25% of the principal amount of the notes may declare the principal of and accrued interest on all notes to be due and payable by notice in writing to us and the Trustee.

If an Event of Default specified in clause (7) above occurs and is continuing, then all unpaid principal of and premium, if any, and accrued and unpaid interest on all notes shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

The Indenture will provide that at any time after a declaration of acceleration with respect to the notes as described in the preceding paragraph has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in principal amount of the notes, by written notice to us and the Trustee, may rescind and annul such declaration and its consequences if:

(1) we have paid or deposited with the Trustee a sum sufficient to pay

(a)	all overdue interest on the notes,

(b)	the principal of (and premium, if any, on) the notes which have become due otherwise than by such declaration of acceleration and any interest thereon, and

(c)	all sums paid or advanced by the Trustee as a result and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2) all Events of Default, other than the non-payment of the principal, which have become due solely by such declaration of acceleration have been cured or waived.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Full Defeasance

If there is a change in federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the notes, called “full defeasance,” if we put in place the following other arrangements for you to be repaid:

•

We must deposit in trust for the benefit of the Holders a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the notes on their various due dates.

•

There must be a change in current federal tax law or an IRS ruling that lets us make the above deposit without causing Holders to be taxed on the notes any differently than if we did not make the deposit and just repaid the notes ourselves.

•	We must deliver to the Trustee a legal opinion of our counsel confirming the tax law change described above.

If we accomplish full defeasance, as described above, Holders would have to rely solely on the trust deposit for repayment on the notes. Holders could not look to us for repayment in the event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent.

We will indemnify the Trustee against any tax, fee or other charge imposed on the U.S. government obligations we deposited with the Trustee or against the principal and interest received on these obligations.

Covenant Defeasance

Under current federal tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the notes. This is called “covenant defeasance.” In that event, Holders would lose the protection of those restrictive covenants but would gain the protection of having money and notes set aside in trust to repay the notes. In order to achieve covenant defeasance, we must do the following:

•

We must deposit in trust for the benefit of Holders a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the notes on their various due dates.

•

We must deliver to the Trustee a legal opinion of our counsel confirming that under current federal income tax law we may make the above deposit without causing Holders to be taxed on the notes any differently than if we did not make the deposit and just repaid the notes ourselves.

If we accomplish covenant defeasance, the following provisions of the Indenture and the notes would no longer apply:

•	Any covenants applicable to the notes described in this prospectus supplement and the accompanying prospectus.

•	The Events of Default relating to breach of covenants and acceleration of the maturity of other debt.

If we accomplish covenant defeasance, Holders can still look to us for repayment of the notes if a shortfall in the trust deposit occurs. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the notes become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, Holders may not be able to obtain payment of the shortfall.

Satisfaction and Discharge

The Indenture will at our request be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the notes, as expressly provided for in the Indenture) as to all outstanding notes, when:

(1) either:

(A) all notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the Trustee for cancellation; or

(B) all notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable at their stated maturity within one year, or are to be called for redemption within one year, under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in our name, and at our expense, and we have deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the notes not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date (in the case of notes that have become due and payable) or to the maturity date or redemption date, as the case may be;

(2) we have paid all other sums payable under the Indenture by us; and

(3) we have delivered to the Trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Modification of the Indenture and Waiver of Rights of Holders

Under certain circumstances, we can make changes to the Indenture and the notes. Some types of changes require the approval of each Holder of notes affected, some require approval by a vote of a majority of the Holders of the notes, and some changes do not require any approval at all.

Changes Requiring Your Approval

First, there are changes that cannot be made to the notes without your specific approval. These include changes that:

(1)	reduce the percentage of Holders of notes who must consent to a waiver or amendment of the Indenture;

(2)	reduce the rate of interest on any note or change the time for payment of interest;

(3)	reduce the principal or premium due on the notes or change the stated maturity date of the notes;

(4)	change the place or currency of payment on a note;

(5)	change the right of Holders of notes to waive an existing default by majority vote;

(6)	modify the provisions of the Indenture with respect to the ranking of the notes in a manner adverse to you;

(7)	impair your right to sue for payment; or

(8)	make any change to this list of changes that requires your specific approval.

Changes Requiring a Majority Vote

The second type of change to the Indenture and the notes requires a vote in favor by Holders owning a majority of the principal amount of the notes. Most changes fall into this category, except for clarifying changes and certain other specified changes that would not adversely affect Holders of the notes in any material respect. A majority vote is required to waive any past default, except a failure to pay principal or interest and default in the certain covenants and provisions of the Indenture that cannot be amended without the consent of the Holder of each note.

Governing Law

The Indenture will provide that it and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

The Trustee

The Indenture will provide that, except during the continuance of an Event of Default of which a responsible officer of the Trustee shall have actual knowledge, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default of which a responsible officer of the Trustee shall have actual knowledge, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.

The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of us, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

Book-Entry Settlement

We will issue the notes in the form of one or more permanent global notes in definitive, fully registered, book-entry form. The global notes will be deposited with or on behalf of The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the Trustee in accordance with arrangements between DTC and the Trustee.

If you wish to hold notes through the DTC system, you must either be a direct participant in DTC or hold through a direct participant in DTC. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations that have accounts with DTC. For those holders of notes outside the United States, Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”) (both described below) participate in DTC through their New York depositaries (each, a “U.S. Depositary”). Indirect participants are securities brokers and dealers, banks and trust companies that do not have an account with DTC, but that clear through or maintain a custodial relationship with a direct participant. Thus, indirect participants have access to the DTC system through direct participants or through other indirect participants that have access through direct participants.

DTC may grant proxies or authorize its participants (or persons holding beneficial interests in the global notes through these participants) to exercise any rights of a holder or take any other actions that a holder is entitled to take under the Indenture or the notes. The ability of Euroclear or Clearstream to take actions as a holder of the notes under the Indenture will be limited by the ability of their respective depositaries to carry out such actions for them through DTC. Euroclear and Clearstream will take such actions only in accordance with their respective rules and procedures.

The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources we believe to be reliable, but we make no representation or warranty with respect to this information. DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. We and the Trustee will not be responsible for DTC’s, Euroclear’s or Clearstream’s performance of their obligations under their rules and procedures, or for the performance by direct or indirect participants of their obligations under the rules and procedures of the clearance systems.

Transfers within DTC, Euroclear and Clearstream will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between investors who hold or who will hold any notes through DTC and investors who hold or will hold any notes through Euroclear or Clearstream will be effected in DTC through the respective depositaries of Euroclear and Clearstream.

So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the Indenture and under the notes. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders thereof under the Indenture or under the notes for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of notes under the Indenture or the global note.

Neither we nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of the notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to the notes.

Payments on the notes represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the notes represented by a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with notes held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.

The laws of some states require certain purchasers of notes to take physical delivery of the notes in definitive form. These laws may impair your ability to transfer beneficial interests in the global note or notes to such purchasers. DTC can act only on behalf of its direct participants, who in turn act on behalf of indirect participants and certain banks. Thus, your ability to pledge a beneficial interest in the global note or notes to persons that do not participate in the DTC system, and to take other actions, may be limited because you will not possess a physical certificate that represents your interest.

The Depository Trust Company

DTC has advised us as follows:

•

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act;

•

DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates;

•	direct participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and other organizations;

•	DTC is owned by a number of its direct participants and by The New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the Financial Industry Regulatory Authority;

•

access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly; and

•	the rules applicable to DTC and its participants are on file with the SEC.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures. Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the participants in DTC, on the one hand, and Euroclear and Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

Certificated Notes

We will issue certificated notes to each person that DTC identifies as the beneficial owner of the notes represented by the global notes upon surrender by DTC of the global notes only if:

•	DTC notifies us that it is no longer willing or able to act as a depository for the global notes, and we have not appointed a successor depository within 90 days of that notice; or

•	an Event of Default has occurred and is continuing and a holder of notes requests the issuance of certificated notes.

Neither we nor the Trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the related notes. We and the Trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued.

UNITED STATES TAX CONSIDERATIONS

This section describes the material United States federal income tax consequences of owning the notes we are offering. It applies to you only if you acquire notes in the offering at the offering price and you hold your notes as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank,

•	a life insurance company,

•	a tax-exempt organization,

•	a person that owns notes that are a hedge or that are hedged against interest rate risks,

•	a person that owns notes as part of a straddle or conversion transaction for tax purposes, or

•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

If you purchase notes at a price other than the offering price, the amortizable bond premium or market discount rules may also apply to you. You should consult your tax advisor regarding this possibility.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the notes, the Unites States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the notes should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the notes.

Please consult your own tax advisor concerning the consequences of owning these notes in your particular circumstances under the Internal Revenue Code and the laws of any other taxing jurisdiction.

United States Holders

This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a note and you are:

•	a citizen or individual resident of the United States,

•	a domestic corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes),

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•

a trust if (1) a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If you are not a United States holder, this subsection does not apply to you and you should refer to “United States Alien Holders” below.

Payments of Interest

You will be taxed on interest on your note as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Purchase, Sale and Retirement of the Notes

Your tax basis in your note generally will be its cost. You will generally recognize capital gain or loss on the sale or retirement of your note equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest, and your tax basis in your note. Capital gain of a noncorporate United States holder that is recognized in taxable years beginning before January 1, 2011 is generally taxed at a maximum rate of 15% where the holder has a holding period greater than one year.

United States Alien Holders

This subsection describes the tax consequences to a United States alien holder. You are a United States alien holder if you are the beneficial owner of a note and are, for United States federal income tax purposes:

•	a nonresident alien individual,

•	a foreign corporation, or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a note.

Under United States federal income and estate tax law, and subject to the discussion of backup withholding below, if you are a United States alien holder of a note:

•

we and other U.S. payors generally will not be required to deduct United States withholding tax from payments of principal, premium, if any, and interest, including OID, to you if, in the case of payments of interest:

1.	you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote,

2.	you are not a controlled foreign corporation that is related to the Company through stock ownership, and

3.	the U.S. payor does not have actual knowledge or reason to know that you are a United States person and:

(a)	you have furnished to the U.S. payor an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are (or, in the case of a United States alien holder that is a partnership or an estate or trust, such forms certifying that each partner in the partnership or beneficiary of the estate or trust is) a non-United States person,

(b)	in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the U.S. payor documentation that establishes your identity and your status as the beneficial owner of the payment for United States federal income tax purposes and as a non-United States person,

(c)	the U.S. payor has received a withholding certificate (furnished on an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form) from a person claiming to be:

i.	a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the Internal Revenue Service to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners),

ii.	a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the Internal Revenue Service), or

iii.	a U.S. branch of a non-United States bank or of a non-United States insurance company, and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payment on the notes in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the Internal Revenue Service),

(d)	the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business,

i.	certifying to the U.S. payor under penalties of perjury that an Internal Revenue Service Form W-8BEN or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you, and

ii.	to which is attached a copy of the Internal Revenue Service Form W-8BEN or acceptable substitute form, or

(e)	the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payments on the notes in accordance with U.S. Treasury regulations; and

•	no deduction for any United States federal withholding tax will be made from any gain that you realize on the sale or exchange of your note.

Further, a note held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual’s gross estate for United States federal estate tax purposes if:

•	the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote at the time of death; and

•	the income on the note would not have been effectively connected with a United States trade or business of the decedent at the same time.

Backup Withholding and Information Reporting

In general, if you are a noncorporate United States holder, we and other payors are required to report to the Internal Revenue Service all payments of principal, any premium and interest on your note. In addition, we and other payors are required to report to the Internal Revenue Service any payment of proceeds of the sale of your note before maturity within the United States. Additionally, backup withholding will apply to any payments if you fail to provide an accurate taxpayer identification number, or you are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

In general, if you are a United States alien holder, payments of principal, premium or interest, including OID, made by us and other payors to you will not be subject to backup withholding and information reporting, provided that the certification requirements described above under “—United States Alien Holders” are satisfied or you otherwise establish an exemption. However, we and other payors are required to report payments of interest on your notes on Internal Revenue Service Form 1042-S even if the payments are not otherwise subject to information reporting requirements. In addition, payment of the proceeds from the sale of notes effected at a United States office of a broker will not be subject to backup withholding and information reporting provided that:

•	the broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the broker:

•	an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a United States person, or

•	other documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations, or

•	you otherwise establish an exemption.

If you fail to establish an exemption and the broker does not possess adequate documentation of your status as a non-United States person, the payments may be subject to information reporting and backup withholding. However, backup withholding will not apply with respect to payments made to an offshore account maintained by you unless the broker has actual knowledge or reason to know that you are a United States person.

In general, payment of the proceeds from the sale of notes effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States,

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of notes effected at a United States office of a broker) are met or you otherwise establish an exemption.

In addition, payment of the proceeds from the sale of notes effected at a foreign office of a broker will be subject to information reporting if the broker is:

•	a United States person,

•	a controlled foreign corporation for United States tax purposes,

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

•	such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of notes effected at a United States office of a broker) are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge or reason to know that you are a United States person.

Backup withholding is not an additional tax and may be refunded or credited against the holder’s U.S. federal income tax liability, provided that certain required information is furnished.

UNDERWRITING

We intend to offer the notes through the underwriters named below. Subject to the terms and conditions contained in an underwriting agreement between us and the underwriters, we have agreed to sell to the underwriters, and the underwriters severally have agreed to purchase from us, the principal amount of the notes listed opposite their names below.

Underwriter	Principal Amount of Notes
Banc of America Securities LLC	$
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
UBS Securities LLC
Wachovia Capital Markets, LLC

Total	$

The underwriters have agreed to purchase all of the notes being sold pursuant to the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. The underwriters have advised us that they propose initially to offer the notes to the public at the price listed on the cover page of this prospectus supplement.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to investors and to reject orders in whole or in part.

During a period of 30 days from the date of the final prospectus related to this offering, we will not, without the prior written consent of Banc of America Securities LLC, Citigroup Global Markets Inc and Merrill Lynch, Pierce, Fenner & Smith Incorporated, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any debt securities of ours (with the exception of issuances under our existing commercial paper program).

Commissions and Discounts

The underwriters have advised us that they propose initially to offer the notes to the public at the public offering price on the cover page of this prospectus and some of the notes to dealers at the public offering price less a concession not to exceed     % of the principal amount of the notes. The underwriters may allow, and dealers may reallow a concession not to exceed     % of the principal amount of the notes on sale to other dealers. After the initial public offering, the public offering prices, concessions and discounts may be changed.

The expenses of the offering, not including the underwriters’ discount, are estimated to be $             and are payable by us.

We expect that delivery of the notes will be made against payment therefor on or about the date specified on the cover page of this prospectus supplement, which is the fifth business day following the date hereof. Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on any date prior to the third business day before delivery will be required, by virtue of the fact that the notes initially will settle on the fifth business day following the day of pricing (“T+5”), to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

Selling Restrictions

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”) which has implemented the Prospectus Directive (as defined below), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of the notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the notes to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive;

provided that no such offer of the notes referred to in (a) to (c) above shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or a supplement to a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

In relation to the United Kingdom, each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act (the “FSMA”)) received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the Issuer; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

New Issue of Notes

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for quotation of the notes on any automated dealer quotation system. The underwriters have advised us that they presently intend to make a market in the notes after completion of this offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice.

We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors.

Price Stabilization and Short Positions

In connection with the offering, the underwriters may engage in transactions that stabilize the market price of the notes. Such transactions consist of bids or purchases to peg, fix or maintain the price of the notes. If the underwriters create a short position in the notes in connection with the offering, i.e., if they sell more notes than are listed on the cover page of this prospectus, the underwriters may reduce that short position by purchasing notes in the open market. Purchases of a security to stabilize the price or to reduce a short position may cause the price of the security to be higher than it might be in the absence of such purchases.

Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

In the ordinary course of business, the underwriters and/or their respective affiliates have provided in the past and may provide in the future investment banking, commercial lending, financial advisory and other commercial dealings in the ordinary course of business to us and our affiliates. They have received customary fees and commissions for these transactions. With respect to (i) our $1 billion 364-Day Credit Facility, Bank of America N.A., an affiliate of Banc of America Securities LLC, is the Documentation Agent, Citibank, N.A., an affiliate of Citigroup Global Markets Inc., is the Syndication Agent, Citigroup Global Markets Inc. is Joint Lead Arranger and Joint Bookrunner and affiliates of each of Banc of America Securities LLC, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Wachovia Capital Markets, LLC are lenders, and (ii) our $2 billion Credit Facility, Citibank, N.A. is the Syndication Agent, Citigroup Global Markets Inc. is Joint Lead Arranger and Joint Bookrunner and affiliates of each of Banc of America Securities LLC, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Wachovia Capital Markets, LLC are lenders. Affiliates of each of UBS Securities LLC, Wachovia Capital Markets, LLC and Citigroup Global Markets Inc. provided advisory services to us and our predecessors. Banc of America Securities LLC and Citigroup Global Markets Inc. acted as co-managers of NYSE Group’s $1.8 billion secondary equity offering in May 2006. Affiliates of each of the underwriters are NYSE member organizations, and parents or affiliates of the underwriters are NYSE listed companies which pay listing and related fees to us. In addition, some of the underwriters and their affiliates are dealers with respect to our commercial paper program and hold our shares.

VALIDITY OF SECURITIES

The validity of the notes offered hereby will be passed upon for us by Sullivan & Cromwell LLP, New York, New York, and for the underwriters by Milbank, Tweed, Hadley & McCloy LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. These SEC filings are also available to the public at the SEC’s web site at www.sec.gov. Copies of documents that we file with the SEC are also available at the offices of NYSE Euronext, 11 Wall Street, New York, New York 10005.

As required by the Securities Act, we have filed a registration statement on Form S-3 relating to the notes offered by this prospectus supplement and the accompanying prospectus with the SEC. This prospectus supplement and the accompanying prospectus are parts of that registration statement, which includes additional information. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” the information we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information incorporated by reference is considered part of this prospectus supplement and the accompanying prospectus, and any information we file with the SEC after the date of this prospectus supplement will automatically update, modify and, where applicable, supersede any information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We incorporate by reference the following documents and information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Our annual report on Form 10-K for the year ended December 31, 2007 (File No. 001-33392);

•	Our quarterly report on Form 10-Q for the period ended March 31, 2008 (File No. 001-33392);

•	Our current reports on Form 8-K, filed on January 16, 2008, January 18, 2008, March 19, 2008, April 7, 2008, April 15, 2008 and April 24, 2008 (File No. 001-33392);

•	The description of our common stock contained in our Registration Statement on Form 8-A, filed April 3, 2007 (File No. 001-33392), filed with the SEC under Section 12(b) of the Exchange Act; and

•	Any documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of the offering.

To the extent that any information contained in any current report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this prospectus supplement or the accompanying prospectus. Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement and accompanying prospectus will be deemed to be updated, modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so updated, modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We will provide without charge to each person to whom this prospectus supplement and the accompanying prospectus supplement is delivered, upon his or her written or oral request, a copy of any of the above documents, including exhibits specifically incorporated by reference in those documents. You may make your request to our Investor Relations Department at NYSE Euronext, 11 Wall Street, New York, NY 10005, (212) 656-5700 or InvestorRelations@nyx.com.

Debt Securities

Preferred Stock

Common Stock

NYSE Euronext from time to time may offer to sell debt securities, preferred stock and common stock. The debt securities and preferred stock may be convertible into or exercisable or exchangeable for shares of our common or preferred stock. We may offer and sell these securities from time to time in amounts, at prices and on terms that will be determined at the time of the applicable offering.

Each time securities are offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the terms of the offering and the offered securities. A prospectus supplement may also update, modify or supersede information contained in this prospectus. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement describing the method and terms of the applicable offering.

We may offer and sell the securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.

Our common stock is listed on the New York Stock Exchange and trades under the symbol “NYX.”

You should carefully read this prospectus and the applicable prospectus supplement, together with the documents incorporated by reference, before you make your investment decision.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated May 16, 2008.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference herein as described under “Where You Can Find More Information,” or any free writing prospectus that we prepare and distribute. We have not authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus or any accompanying prospectus supplement or any such free writing prospectus. This prospectus, the accompanying prospectus supplement and any such free writing prospectus may be used only for the purposes for which they have been published, and no person has been authorized to give any information not contained in or incorporated by reference into this prospectus and the accompanying prospectus supplement or any such free writing prospectus. If you receive any other information, you should not rely on it. You should not assume that the information contained in or incorporated by reference into this prospectus is accurate as of any date other than the date on the cover page of this prospectus. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

ABOUT THIS PROSPECTUS

When we refer to “we,” “our” or “us” in this prospectus we mean NYSE Euronext and its consolidated subsidiaries, except as otherwise noted.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings. Each time we sell securities, we will provide a prospectus supplement along with this prospectus that will contain specific information about the terms of the offering. The accompanying prospectus supplement may also update, modify or supersede information contained in this prospectus. If information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. These SEC filings are also available to the public at the SEC’s web site at www.sec.gov. Copies of documents that we file with the SEC are also available at the offices of NYSE Euronext, 20 Broad Street, New York, New York 10005.

As required by the Securities Act of 1933, as amended (the “Securities Act”), we have filed a registration statement on Form S-3 relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” into this prospectus the information we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information incorporated by reference is considered part of this prospectus, and any information we file with the SEC after the date of this prospectus will automatically update, modify and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. We incorporate by reference into this prospectus the following documents and information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Our annual report on Form 10-K for the year ended December 31, 2007 (File No. 001-33392);

•	Our quarterly report on Form 10-Q for the period ended March 31, 2008 (File No. 001-33392);

•	Our current reports on Form 8-K, filed on January 16, 2008, January 18, 2008, March 19, 2008, April 7, 2008, April 15, 2008 and April 24, 2008 (File No. 001-33392);

•

The description of our common stock contained in our Registration Statement on Form 8-A, filed April 3, 2007 (File No. 001-33392), filed with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended, referred to as the “Exchange Act”; and

•	Any documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering.

To the extent that any information contained in any current report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this prospectus. Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be updated, modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus updates, modifies or supersedes that statement. Any statement so updated, modified or superseded will not be deemed, except as so updated, modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person to whom this prospectus is delivered, upon his or her written or oral request, a copy of any of the above documents, including exhibits specifically incorporated by reference in those documents. You may make your request to our Investor Relations Department at NYSE Euronext, 11 Wall Street, New York, NY 10005, (212) 656-5700 or InvestorRelations@nyx.com.

FORWARD-LOOKING STATEMENTS

We have included or incorporated by reference in this prospectus statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements.

Information regarding important factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is set forth in Item 1(A) under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which is incorporated in this prospectus by reference (and in any of our annual or quarterly reports for a subsequent fiscal year or fiscal quarter that are so incorporated). See “Where You Can Find More Information” above for information about how to obtain a copy of these documents.

NYSE EURONEXT

NYSE Euronext is the world’s leading and most liquid exchange group with both the highest average daily value of cash trading and the largest market capitalization of listed operating companies of all exchanges. We offer a diverse array of financial products and services, and operate six cash equities and six derivatives exchanges in six countries and two continents. We are a world leader for trading in cash equities, exchange traded funds and other structured products, and equity and interest rate derivatives, as well as the creation and global distribution of market information related to trading in these products. NYSE Euronext is the largest listings venue in the world, home to corporations representing over $30 trillion in market capitalization (as of December 31, 2007). We also operate a globally-distributed connectivity network and provide commercial trading and information technology solutions for customers and other exchanges.

NYSE Euronext was organized on May 22, 2006 in connection with the combination of the businesses of NYSE Group, Inc. and Euronext N.V., which was consummated on April 4, 2007. Prior to then, our company had no assets and did not conduct any material activities other than those incidental to our formation. Following the consummation of the combination, NYSE Euronext became the parent company of NYSE Group and Euronext and each of their respective subsidiaries. Our principal executive office is located at 11 Wall Street, New York, New York 10005, and our telephone number is (212) 656-3000. Our European headquarters are located at 39 rue Cambon, F 75039 Paris Cedex 01, and our telephone number is +33 1 49 27 10 00.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement or other offering material, we will use the proceeds from the sale of the securities to provide funds for general corporate purposes.

SUMMARY DESCRIPTION OF THE SECURITIES WE MAY ISSUE

We may use this prospectus to offer from time to time:

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Senior and subordinated debt securities. These debt securities may be convertible or exchangeable into our common stock, preferred stock or other securities. They will be unsecured and, in the case of senior debt, will rank equally with any of our other unsubordinated and unsecured debt and, in the case of subordinated debt, will rank junior in right of payment and priority to any senior debt.

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Preferred stock, par value $0.01 per share. The preferred stock may be convertible or exchangeable into other series of preferred stock or our common stock. We can offer different series of preferred stock with different dividend, liquidation, redemption and voting rights.

•	Common stock, par value $0.01 per share.

We may issue securities denominated in U.S. dollars, but we may choose to issue securities in any other currency, including the Euro.

A prospectus supplement will describe the specific types, amounts, prices and detailed terms of any of these securities.

DESCRIPTION OF DEBT SECURITIES

Senior and Subordinated Debt Securities

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities.

As required by U.S. federal law for all bonds and notes of companies that are publicly offered, our debt securities will be governed by a document called an indenture. Senior debt securities will be issued under the senior indenture and subordinated debt securities will be issued under the subordinated indenture, in each case with the specific terms and conditions set forth in a supplemental indenture. Each indenture is a contract between us and Wilmington Trust Company, as the initial trustee. The trustee has two main roles:

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First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described later under “—Default and Related Matters— Remedies if an Event of Default Occurs.”

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Second, the trustee performs administrative duties for us, such as sending you interest payments, transferring your securities to new buyers and sending you notices. We and the trustee have appointed Citibank, N.A., as agent, to perform many of these administrative services.

This prospectus sometimes refers to the senior indenture and the subordinated indenture collectively as the indentures. The indentures and their associated documents, including the debt securities themselves and a supplemental indenture relating to a particular series of debt securities, contain the full text of the matters summarized in this section and your prospectus supplement. The forms of the indentures are filed as exhibits to the registration statement of which this prospectus forms a part, and the debt securities and supplemental indentures will be filed as exhibits with future SEC filings from time to time. See “Where You Can Find More Information” above for information on how to obtain copies. Section references in the description that follows relate to the indentures.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of NYSE Euronext and will not be guaranteed by any of our subsidiaries. The senior debt securities will rank equally with any of our other unsubordinated and unsecured debt. The subordinated debt securities will be subordinate and rank junior in right of payment and priority to any senior debt, as defined, and described more fully, under “—Subordination,” to the extent and in the manner set forth in the subordinated indenture.

The indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture and will be equal in ranking.

This Section Is Only a Summary

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the indentures (and any amendments or supplements validly entered into by us from time to time) and the debt securities, including the definitions therein of certain terms. We will include in a supplement to this prospectus the specific terms of each series of debt securities being offered, including the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or other securities. The indentures (together with any related amendments or supplements thereto) and the debt securities, and not any summary of the terms thereof, will govern the rights of holders of the debt securities.

Terms Contained in Prospectus Supplement

A prospectus supplement will contain the terms relating to the specific series of debt securities being offered. The prospectus supplement will include some or all of the following:

•	the title of the debt securities and whether they are senior debt securities or subordinated debt securities;

•	any limit on the aggregate principal amount of debt securities of such series;

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the person to whom any interest on a debt security of the series shall be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;

•	the date or dates on which the principal of any debt securities is payable;

•	the rate or rates at which any debt securities of the series shall bear interest, if any, and the date or dates from which any such interest shall accrue;

•	the dates on which any interest will be payable and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•	the place or places where the principal of and any premium and interest on any debt securities of the series shall be payable and the manner in which any payment may be made;

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the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which our election to redeem the debt securities shall be evidenced;

•

our obligation, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund or analogous provision and the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the denominations of the debt securities if other than denominations of $1,000 and any integral multiple thereof;

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any provisions regarding the manner in which the amount of principal of or any premium or interest on any debt securities of the series may be determined with reference to a financial or economic measure or pursuant to a formula, if applicable;

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if other than the currency of the U.S., the currency, currencies or currency units in which the principal of or any premium or interest on any debt securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of the U.S. for any purpose;

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if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than that or those in which such debt securities are stated to be payable, the currency, currencies, or currency units in which the principal of or any premium or interest on such debt securities shall be payable, the periods within which and the terms and conditions upon which such payments are to be made, and the amount so payable (or the manner in which such amount shall be determined);

•	if other than the entire principal amount, the portion of the principal amount of any debt securities of the series which shall be payable upon declaration of acceleration of the maturity;

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if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any day prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

•	that the debt securities of the series shall be subject to full defeasance or covenant defeasance, as described further below, if applicable;

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that any debt securities shall be issuable in whole or in part in the form of one or more global securities and, in such case, the depositaries for such global securities and the form of any legend or legends which shall be borne by such global security, if applicable;

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any addition to, elimination of or other change in the events of default which applies to any debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount due and payable;

•	any addition to, elimination of or other change in the covenants which apply to any debt securities of the series;

•	the terms and conditions, if any, pursuant to which the debt securities of the series are convertible for common stock or other securities; and

•	any other terms of the debt securities not inconsistent with the indenture.

Unless otherwise specified in a prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present their securities for exchange and may present registered debt securities for transfer in the manner described in the applicable prospectus supplement. Debt securities may bear interest at a fixed rate or a variable rate, as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the prospectus supplement any material special federal income tax considerations applicable to any such discounted debt securities.

Overview of Remainder of This Section

The remainder of this section summarizes:

•	Additional mechanics relevant to the debt securities under normal circumstances, such as how you transfer ownership and where we make payments;

•	Your rights under several special situations, such as if we merge with another company, or if we want to change a term of the debt securities;

•	Your rights if we default or experience other financial difficulties; and

•	The subordination of the debt securities relative to senior indebtedness issued by us.

Additional Mechanics

Form

The debt securities will be initially issued as a registered global security as described below under “What Is a Global Security?” unless otherwise specified in the applicable prospectus supplement. If any debt securities cease to be issued in registered global form, they will be issued in fully registered form, without coupons, although we may issue the securities in bearer form if so specified in the applicable prospectus supplement. (Section 302) Debt securities will be issued in denominations that are even multiples of $1,000, unless otherwise specified in the applicable prospectus supplement. (Section 302)

Exchange and Transfer

You may have fully registered securities broken into more securities of smaller denominations (but not into denominations smaller than any minimum denomination applicable to the securities) or combined into fewer securities of larger denominations, as long as the total principal amount is not changed. This is called an “exchange.” (Section 305)

If you are holding bearer securities and if permitted by the terms of your series of debt securities, you may exchange bearer debt securities for an equal amount of registered debt securities of the same series and date of maturity. No bearer debt securities will be exchanged for registered securities if in doing so we would suffer adverse consequences under any U.S. law applicable to the exchange. Registered debt securities may not be exchanged for bearer debt securities.

You may exchange or transfer your fully registered securities at the office of the registrar. The registrar acts as our agent for registering securities in the names of holders and for transferring and exchanging securities, as well as maintaining the list of registered holders. The paying agent acts as the agent for paying interest, principal and any other amounts on securities. We and the trustee have appointed Citibank, N.A. to perform the roles of registrar and paying agent, and to perform other administrative functions. We may change these appointments to another entity or perform them ourselves.

We may designate additional or alternative registrars or paying agents, acceptable to the trustee, and they would be named in the prospectus supplement. We may cancel the designation of any particular registrar or paying agent. We may also approve a change in the office through which any registrar or paying agent acts. We must maintain a paying agent office at the place of payment for each series of debt securities. (Sections 305 and 1002)

There is no charge for exchanges and transfers. You will not be required to pay a service charge to transfer or exchange securities, but you may be required to pay for any tax or other governmental charge that may be imposed in connection with the exchange or transfer. (Section 305)

At certain times, you may not be able to transfer or exchange your securities. If we redeem any series of securities, or any part of any series, then we may prevent you from transferring or exchanging these securities for certain periods. We may do this during the period beginning 15 days before the day we mail the notice of redemption and ending at the close of business on the day of that mailing, in order to freeze the list of holders so we can prepare the mailing. We may also refuse to register transfers or exchanges of securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any security being partially redeemed. (Section 305)

Replacing Your Lost or Destroyed Certificates

If you bring a mutilated certificate to the registrar, we will issue a new certificate to you in exchange for the mutilated one, or we may elect to pay the security. (Section 306)

If you claim that a certificate has been lost, completely destroyed, or wrongfully taken from you, then the trustee will give you a replacement certificate if you meet our and the trustee’s requirements, including satisfactory evidence of loss, destruction or theft. Also, we and the trustee may require you to provide reasonable security or indemnity to protect us and the trustee from any loss we may incur from replacing your certificates or coupons.

In either case, we may also charge you for our expenses in replacing your security and for any tax or other governmental charge that may be incurred. (Section 306)

Payment and Paying Agents

We will pay interest to you if you are a direct holder listed in the registrar’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular day is called the “regular record date” and is stated in the prospectus supplement. (Section 307) Holders buying and selling securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the record date. The most common manner is to adjust the sales price of the securities to prorate interest fairly between buyer and seller. This prorated interest amount is called “accrued interest.”

We will pay interest, principal and any other money due on the debt securities of a series at the place of payment specified in the prospectus supplement for that series. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks. If we have designated additional paying agents, they will be named in the prospectus supplement. We may cancel the designation of any particular paying agent or approve a change in the office through which any paying agent acts, but we must have a paying agent in each place of payment for the securities. (Section 1002)

All money we forward to the trustee or a paying agent that remains unclaimed will, at our request, be repaid to us at the end of two years after the amount was due to the direct holder. After that two-year period, you may look only to us as an unsecured general creditor for payment and not to the trustee, any other paying agent or anyone else. (Section 1003)

We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described below in the section entitled “What Is a Global Security?” (Section 1002)

“Street name” and other indirect holders should consult their banks or brokers for information on how they will receive payments.

Payment of Bearer Securities

We will only pay interest on bearer debt securities when you present and surrender the coupons for the interest installments evidenced by the bearer securities as they mature. You have to present your coupons at a paying agency of NYSE Euronext located outside of the United States. We will maintain a non-U.S. paying agent for two years after the principal of a series of bearer debt securities has become due. We will continue to maintain the paying agent after that period, if it is necessary to comply with U.S. tax law or regulations. We will provide the paying agent with the necessary funds for payment upon reasonable notice. We generally will not make any payments in the United States. However, if payment outside of the United States is illegal or precluded by exchange controls or similar restrictions in a foreign country, we may instruct the trustee to make payments at a paying agent located in the United States.

You can prove your ownership of a bearer security by presenting the actual security, or a certificate or affidavit executed by the person holding the bearer security or executed by a depositary with whom the bearer securities were deposited, if the trustee is satisfied with the certificate or affidavit.

Notices

We and the trustee will send notices regarding the securities only to direct holders, using their addresses as listed in the register kept at the office of the registrar. (Section 106)

Special Situations

Mergers and Similar Transactions

We are generally permitted to consolidate or amalgamate with or merge into another company. We are also permitted to convey, transfer or lease all or substantially all of our assets to another company. However, we may not take any of these actions unless the company certifies to the trustee that both of the following conditions are met:

•	the successor company (if any) is organized under the laws of any U.S. jurisdiction and it expressly assumes our obligations on the securities; and

•

immediately after giving effect to the transaction, no event of default (and no event which, after notice or lapse of time or both, would become an event of default) shall have happened and be continuing. (Section 801)

Modification and Waiver of Your Contractual Rights

Under certain circumstances, we can make changes to the indentures and the securities. Some types of changes require the approval of each security holder affected, some require approval by a vote of a majority of the security holders of the particular series affected, and some changes do not require any approval at all. (Sections 901 and 902)

Changes Requiring Your Approval. First, there are changes that cannot be made to your securities without your specific approval. These include changes that:

•	reduce the percentage of holders of securities who must consent to a waiver or amendment of the indenture;

•	reduce the rate of interest on any security or change the time for payment of interest;

•	reduce the principal or premium due on any security or change the stated maturity date of any security;

•	change the place or currency of payment on a security;

•	change the right of holders to waive an existing default by majority vote;

•	modify the provisions of the indenture with respect to the subordination of the debt securities in a manner adverse to you;

•	impair your right to sue for payment; or

•	make any change to this list of changes that requires your specific approval. (Section 902)

Changes Requiring a Majority Vote. The second type of change to the indentures and the securities requires a vote in favor by security holders owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and certain other specified changes that would not adversely affect holders of the securities in any material respect. A majority vote is required to waive any past default, except a failure to pay principal or interest and default in the certain covenants and provisions of the indenture that cannot be amended without the consent of the holder of each security. (Section 513)

Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a security:

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For original issue discount securities, we will use the principal amount that would be due and payable on the date in question if the maturity of the securities were accelerated to that date because of a default.

•	For securities the principal amount of which is not determinable, an amount determined in the manner prescribed for such security.

•	For securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent determined on the date of original issuance of these securities.

Securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. (Section 101)

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding securities of that series on the record date and must be taken within 180 days following the record date, unless we specify a different expiration date when we set the record date. (Section 104)

“Street name” and other indirect holders, including holders of any securities issued as a global security, should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the securities or request a waiver.

Subordination

The securities may be subordinated debt securities and, as a result, the payment of principal, any premium and interest on the debt securities will be subordinated in right of payment to the prior payment in full of all our senior debt. This means that in certain circumstances where we may not be making payments on all of our debt obligations as they come due, the holders of all our senior debt will be entitled to receive payment in full of all amounts that are due or will become due on the senior debt before you and the other direct holders of subordinated debt securities will be entitled to receive any amounts on such securities. These circumstances include:

•	Any liquidation, dissolution or winding up of our company.

•	An assignment or marshalling of our assets and liabilities for the benefit of our creditors.

•	We file for bankruptcy or certain other events in bankruptcy, insolvency or similar proceedings occur.

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The maturity of the securities is accelerated. For example, the entire principal amount of a series of securities may be declared to be due and immediately payable or may be automatically accelerated due to an event of default. (Sections 1402 and 1403)

The prospectus supplement relating to any offering of subordinated securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing senior debt of NYSE Euronext.

In addition, we are not permitted to make payments of principal, any premium or interest on the subordinated debt securities if we default in our obligation to make payments on senior debt and do not cure such default, or if an event of default that permits the holders of senior debt to accelerate the maturity of the senior debt occurs. (Section 1404)

These subordination provisions mean that if we are insolvent a holder of our senior debt may ultimately receive out of our assets more than a holder of the same amount of our subordinated debt and a creditor of ours that is owed a specific amount but who owns neither our senior debt nor the securities may ultimately receive less than a holder of the same amount of senior debt or securities.

The subordinated indenture defines “senior debt” as all indebtedness and obligations of, or guaranteed or assumed by, NYSE Euronext for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, whether existing now or in the future, and all amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations of that kind. Senior debt excludes the subordinated debt securities and any other indebtedness or obligations specifically designated as being subordinate, or not superior, in right of payment to the subordinated debt securities. (Section 101)

Restrictive and Maintenance Covenants

We will describe any material restrictive and maintenance covenants, including restrictions on any subsidiary, for any series of debt securities in the prospectus supplement and/or other offering material for each offering of such debt securities.

Discharge and Defeasance of Our Obligations

The following discussion of full defeasance and covenant defeasance will be applicable to your series of debt securities only if we choose to have them apply to that series. If we do so choose, we will state that in the prospectus supplement. (Section 1301)

Full Defeasance

If there is a change in federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the securities, called “full defeasance,” if we put in place the following other arrangements for you to be repaid:

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We must deposit in trust for your benefit and the benefit of all other direct holders of the securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the securities on their various due dates.

•

There must be a change in current federal tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the securities any differently than if we did not make the deposit and just repaid the securities ourselves.

•	We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above. (Sections 1302 and 1304)

If we accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the securities. You could not look to us for repayment in the event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent. In the case of subordinated securities, you would also be released from the subordination provisions on the securities.

However, we cannot discharge ourselves from the obligations under any convertible or exchangeable securities, unless we provide for it in the terms of these securities and the prospectus supplement.

We will indemnify the trustee against any tax, fee or other charge imposed on the U.S. government obligations we deposited with the trustee or against the principal and interest received on these obligations. (Section 1305)

Covenant Defeasance

Under current federal tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the securities. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the securities and, in the case of subordinated securities, you would be released from the subordination provisions on the securities. In order to achieve covenant defeasance, we must do the following:

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We must deposit in trust for your benefit and the benefit of all other direct holders of the securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the securities on their various due dates.

•

We must deliver to the trustee a legal opinion of our counsel confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on the securities any differently than if we did not make the deposit and just repaid the securities ourselves.

If we accomplish covenant defeasance, the following provisions of the indenture and the securities would no longer apply:

•	Any covenants applicable to the series of securities and described in the prospectus supplement.

•	The events of default relating to breach of covenants and acceleration of the maturity of other debt.

•	The subordination provisions on the securities, as applicable.

If we accomplish covenant defeasance, you can still look to us for repayment of the securities if a shortfall in the trust deposit occurs. In fact, if one of the remaining events of default occurred (such as our bankruptcy) and the securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall. (Sections 1303 and 1304)

Redemption

We May Choose to Redeem Your Securities

We may be able to redeem your securities before their normal maturity. If we have this right with respect to your specific securities, the right will be described in the prospectus supplement. It will also specify when we can exercise this right and how much we will have to pay in order to redeem your securities.

If we choose to redeem your securities, we will mail written notice to you not less than 30 days nor more than 60 days prior to redemption. Also, you may be prevented from exchanging or transferring your securities when they are subject to redemption, as described under “—Additional Mechanics—Exchange and Transfer” above. (Section 1104)

Liens on Assets

A particular series of debt securities may contain provisions that restrict us from pledging or otherwise encumbering any of our assets and those of our subsidiaries. If applicable, these restrictions will be described in the prospectus supplement.

Default and Related Matters

Ranking Compared to Other Creditors

The securities are not secured by any of our property or assets. Accordingly, your ownership of securities means you are one of our unsecured creditors. The senior debt securities will not be subordinated to any of our other debt obligations and therefore rank equally with all our other unsecured and unsubordinated indebtedness. The subordinated debt securities will be subordinate and junior in right of payment to any of our senior debt. The trustee has a right to receive payment for its administrative services prior to any payment to security holders after a default. (Section 506)

Events of Default

You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

The term “event of default” with respect to any series of securities means any of the following:

•	We fail to make any interest payment on a security when it is due, and we do not cure this default within 30 days.

•	We fail to make any payment of principal or premium when it is due at the maturity of any security.

•

We do not deposit a sinking fund payment with regard to any debt security of that series on the due date, but only if the payment is required under provisions described in the applicable prospectus supplement.

•

We fail to comply with any of our other agreements regarding a particular series of securities or with a supplemental indenture, and after we have been notified of the default by the trustee or holders of 25% in principal amount of the series, we do not cure the default within 60 days.

•

We default on any indebtedness having an aggregate amount of at least $50,000,000, this default is either of payment of principal or results in acceleration of the indebtedness, and after we have been notified of the default by the trustee or holders of 25% in principal amount of the series we do not cure the default within 10 days.

•	We file for bankruptcy, or other events in bankruptcy, insolvency or reorganization occur.

•	Any other event of default described in the prospectus supplement occurs, subject to any applicable cure period. (Section 501)

Remedies if an Event of Default Occurs

You and the trustee will have the following remedies if an event of default occurs:

Acceleration. If an event of default has occurred and has not been cured or waived, then the trustee or the holders of 25% in principal amount of the securities of the affected series may declare the entire principal amount of and any accrued interest on all the securities of that series to be due and immediately payable. If the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to us, the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder. An acceleration of maturity may be cancelled by the holders of at least a majority in principal amount of the securities of the affected series, if all events of default have been cured or waived. (Section 502)

Other Remedies of Trustee. If an event of default occurs, the trustee is authorized to pursue any available remedy to collect defaulted principal and interest and to enforce other provisions of the securities and the indentures, including bringing a lawsuit. (Section 503)

Majority Holders May Direct the Trustee to Take Actions to Protect Their Interests. Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indentures at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an “indemnity.” If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of the relevant series of debt securities may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the indentures. (Sections 512 and 603)

Individual Actions You May Take if the Trustee Fails to Act. Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the securities, the following must occur:

•	You must give the trustee written notice that an event of default has occurred and remains uncured.

•

The holders of 25% in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default, and must offer indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action.

•	The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity. (Section 507)

However, you are entitled at any time to bring an individual lawsuit for the payment of the money due on your security on or after its due date. (Section 508)

Waiver of Default

The holders of a majority in principal amount of any series of debt securities may waive a past default for all such series of debt securities. If this happens, the default will be treated as if it had not occurred. No one can waive a payment default on your debt security, however, without your individual approval. (Section 513)

We Will Give the Trustee Information About Defaults Annually

Every year we will give to the trustee a written statement of one of our officers certifying that to the best of his or her knowledge we are in compliance with the indenture and the debt securities, or else specifying any default. (Section 1004)

“Street name” and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to make or cancel a declaration of acceleration.

Original Issue Discount Securities

The debt securities may be issued as original issue discount securities, which will be offered and sold at a discount from their principal amount. Only a discounted amount will be due and payable when the trustee declares the acceleration of the maturity of these debt securities after an event of default has occurred and continues, as described under “—Default and Related Matters—Remedies if an Event of Default Occurs” above.

Conversion of Convertible Debt Securities

Your debt securities may be convertible into our preferred stock, common stock or other securities if the prospectus supplement so provides. If your debt securities are convertible or exchangeable, the prospectus supplement will include provisions as to whether conversion or exchange is mandatory, at your option or at our option. The prospectus supplement would also include provisions regarding the adjustment of the number of shares of common stock or other securities you will receive upon conversion or exchange. In addition, the prospectus supplement will contain the conversion price or exchange price and mechanisms for adjusting this price.

Governing Law

The indentures and debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

We maintain banking relationships in the ordinary course of business with the trustee. Upon the occurrence of an event of default or an event which, after notice or lapse of time or both, would become an event of default under the subordinated indenture, or upon the occurrence of a default under the senior indenture, the trustee may be deemed to have a conflicting interest for purposes of the Trust Indenture Act and, accordingly, may be required to resign as trustee under the subordinated indenture. In that event, we would be required to appoint a successor trustee.

Legal Ownership of Debt Securities

Unless the prospectus supplement specifies otherwise, we will issue debt securities initially in the form of a global security. However, we may elect to issue debt securities in fully registered or bearer form or both. We refer to those who have debt securities registered in their own names on the books that we or our agent maintain for this purpose, or who hold bearer certificates representing bearer debt securities, as the “holders” of those debt securities. These persons are the legal holders of the debt securities. We refer to those who, indirectly through others, own beneficial interests in debt securities that are not registered in their own names as “indirect holders” of those debt securities. As we discuss below, indirect holders are not legal holders, and investors in debt securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

If we issue debt securities in global—i.e., book-entry—form, the debt securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities on behalf of themselves or their customers.

For registered debt securities, only the person in whose name a debt security is registered is recognized under the indenture as the holder of that debt security. Debt securities issued in global form will be issued in the form of a global security registered in the name of the depositary or its participants. Consequently, for debt securities issued in global form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.

As a result, investors in a book-entry security will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are issued in global form, investors will be indirect holders, and not holders, of the debt securities.

Street Name Holders

In the future we may terminate a global security under the circumstances specified under “What Is a Global Security?—Special Situations When a Global Security Will Be Terminated” or issue debt securities initially in non-global form. In these cases, investors may choose to hold their debt securities in their own names or in “street name.” Debt securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those debt securities through an account he or she maintains at that institution.

For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and we will make all payments on those debt securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, not holders, of those debt securities.

Legal Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose—e.g., to amend the applicable indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the applicable indenture—we would seek approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.

When we refer to you, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.

Special Considerations for Holders of Bearer Debt Securities

If we issue debt securities in bearer form, they may be issued only outside of the United States to non-U.S. persons. In addition, we may offer bearer securities to offices of some U.S. financial institutions that have offices located outside the United States. We will describe any special restrictions on the offer, sale and delivery of bearer debt securities and any special federal income tax considerations applicable to bearer debt securities in the prospectus supplement.

Special Considerations for Indirect Holders

If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What Is a Global Security?

A global security is a security that represents one or more debt securities and is held by a depositary. Generally, all debt securities represented by the same global securities will have the same terms.

Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution that we select or its nominees. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular debt security indicates that the debt security will be issued in global form only, then the debt security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “—Special Situations When a Global Security Will Be Terminated.” If termination occurs, we may issue the debt securities through another book-entry clearing system or decide that the debt securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of debt securities and instead deal only with the depositary that holds the global security.

If debt securities are issued only in the form of a global security, an investor should be aware of the following:

•

An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain nonglobal certificates for his or her interest in the debt securities, except in the special situations we describe below;

•

An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “—Legal Ownership of Debt Securities” above;

•	An investor may not be able to sell interests in the debt securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•

The depositary may (and we understand that DTC will) require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•

Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above under “—Legal Ownership of Debt Securities.”

The global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer permitted under applicable law to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify the trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to debt securities represented by that global security and has not been cured or waived. We discuss defaults above under “—Default and Related Matters.”

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary—and not we or the trustee—is responsible for deciding the names of the institutions that will be the initial direct holders. (Section 305)

DESCRIPTION OF PREFERRED STOCK

The following briefly summarizes the material terms of our preferred stock other than pricing and related terms disclosed in the accompanying prospectus supplement. You should read the particular terms of any series of preferred stock we offer, which will be described in more detail in the prospectus supplement relating to that series. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered. In addition, for each series of preferred stock, we will file a certificate of designations containing the specific terms of the series as an exhibit to the registration statement or we will incorporate it by reference before we issue any preferred stock.

General

We are authorized to issue up to 400,000,000 shares of preferred stock, par value $0.01 per share. Under our certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series. To establish a series of preferred stock our board must set the following terms:

•	the number of shares to be included in the series;

•	the designation, powers, preferences and relative, participating optional or other rights of the shares of the series;

•

the qualifications, limitations or restrictions of the series including, among other things, establishment and payment of dividends and dividend rights, establishment of collateral for such shares, redemption rights, conversion of such shares into shares of other classes or series of stock and voting rights; and

•	the variations as between each series.

Before we issue any series of preferred stock, our board of directors will adopt resolutions creating and designating the series as a series of preferred stock. Stockholders will not need to approve these resolutions.

Terms Contained in Prospectus Supplement

A prospectus supplement will contain the dividend, liquidation, redemption and voting rights of a series of preferred stock. The prospectus supplement will describe the following terms of a series of preferred stock:

•	the designation and stated value per share of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the initial public offering price at which we will issue the preferred stock;

•	the dividend rate or method of calculation, the payment dates for dividends and the dates from which dividends will start to cumulate;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights;

•	whether the shares will be listed on any securities exchange; and

•	any additional voting, dividend, liquidation, redemption, sinking fund and other rights or restrictions.

No Preemptive Rights

The holders of preferred stock will have no preemptive rights to buy any additional shares of preferred stock. The preferred stock will be, when issued, fully paid and nonassessable. Neither the par value nor the liquidation preference can show you the price at which the preferred stock will actually trade on or after the date of issuance. The applicable prospectus supplement will describe some of the U.S. federal income tax consequences of the purchase and ownership of the series of preferred stock.

DESCRIPTION OF CAPITAL STOCK

The following briefly summarizes certain provisions of our certificate of incorporation and our bylaws that are important for you. Both documents are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you can obtain them as described above in “Where You Can Find More Information.”

Common Stock

We are authorized to issue up to 800,000,000 shares, par value $0.01 per share, of common stock. As of May 12, 2008, approximately 265 million shares of common stock were outstanding. Our common stock is listed on the New York Stock Exchange under the symbol “NYX.”

Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for payment, subject to the rights of holders, if any, of our preferred stock.

Each holder of our common stock is entitled to one vote per share. Subject to the rights, if any, of the holders of any series of preferred stock if and when issued and subject to applicable law, all voting rights are vested in the holders of shares of our common stock.

In the event of a voluntary or involuntary liquidation, dissolution or winding up of NYSE Euronext, the holders of our common stock will be entitled to share equally in any of the assets available for distribution after we have paid in full all of our debts and after the holders of all outstanding series of preferred stock, if any, have received their liquidation preferences in full.

All outstanding shares of common stock are, and any shares of common stock offered will, when issued, be, fully paid and nonassessable. Holders of shares of our common stock are not entitled to preemptive rights. Shares of our common stock are not convertible into shares of any other class of capital stock.

Ownership and Voting Limits on NYSE Euronext Capital Stock

Our certificate of incorporation places certain ownership and voting limits on the holders of its capital stock. Specifically, under our certificate of incorporation:

•

no person (either alone or together with its related persons (as defined below)) may beneficially own shares of our stock representing in the aggregate more than 20% of the total number of votes entitled to be cast on any matter; and

•

no person (either alone or together with its related persons) shall be entitled to vote or cause the voting of shares of our stock representing in the aggregate more than 10% of the total number of votes entitled to be cast on any matter, and no person (either alone or together with its related persons) may acquire the ability to vote more than 10% of the total number of votes entitled to be cast on any matter by virtue of agreements entered into by other persons not to vote shares of our outstanding capital stock.

The term “related persons” shall mean with respect to any person:

•	any “affiliate” (as such term is defined under Rule 12b-2 under the Exchange Act) of such person;

•

any other person(s) with which such first person has any agreement, arrangement or understanding (whether or not in writing) to act together for the purpose of acquiring, voting, holding or disposing of shares of our stock;

•

in the case of a person that is a company, corporation or similar entity, any executive officer (as defined under Rule 3b-7 under the Exchange Act) or director of such person and, in the case of a person that is a partnership or a limited liability company, any general partner, managing member or manager of such person, as applicable;

•

in the case of a person that is a “member organization” (as defined in the rules of NYSE, as such rules may be in effect from time to time), any “member” (as defined in the rules of NYSE, as such rules may be in effect from time to time) that is associated with such person (as determined using the definition of “person associated with a member” as defined under Section 3(a)(21) of the Exchange Act);

•

in the case of a person that is an OTP Firm (as defined in the rules of NYSE Arca, Inc., as such rules may be in effect from time to time), any OTP Holder (as defined in the rules of NYSE Arca, Inc., as such rules may be in effect from time to time) that is associated with such person (as determined using the definition of “person associated with a member” as defined under Section 3(a)(21) of the Exchange Act);

•

in the case of a person that is a natural person, any relative or spouse of such natural person, or any relative of such spouse who has the same home as such natural person or who is a director or officer of our company or any of its parents or subsidiaries;

•

in the case of a person that is an executive officer (as defined under Rule 3b-7 under the Exchange Act), or a director of a company, corporation or similar entity, such company, corporation or entity, as applicable;

•	in the case of a person that is a general partner, managing member or manager of a partnership or limited liability company, such partnership or limited liability company, as applicable;

•

in the case of a person that is a “member” (as defined in the rules of NYSE, as such rules may be in effect from time to time), the “member organization” (as defined in the rules of NYSE, as such rules may be in effect from time to time) with which such person is associated (as determined using the definition of “person associated with a member” as defined under Section 3(a)(21) of the Exchange Act); and

•

in the case of a person that is an OTP Holder, the OTP Firm with which such person is associated (as determined using the definition of “person associated with a member” as defined under Section 3(a)(21) of the Exchange Act).

In the event that a person, either alone or together with its related persons, beneficially owns shares of our stock representing more than 20% of the total number of votes entitled to be cast on any matter, such person and its related persons shall be obligated to sell promptly, and we shall be obligated to purchase promptly, at a price equal to the par value of such shares of stock and to the extent that funds are legally available for such purchase, that number of shares of our stock necessary so that such person, together with its related persons, shall beneficially own shares of our stock representing in the aggregate no more than 20% of the total number of votes entitled to be cast on any matter, after taking into account that such repurchased shares shall become treasury shares and shall no longer be deemed to be outstanding.

In the event that a person, either alone or together with its related persons, possesses more than 10% of the total number of votes entitled to be cast on any matter (including if it possesses this voting power by virtue of agreements entered into by other persons not to vote shares of our capital stock), then such person, either alone or together with its related persons, will not be entitled to vote or cause the voting of these shares of capital stock to the extent that such shares represent in the aggregate more than 10% of the total number of votes entitled to be cast on any matter, and we shall disregard any such votes purported to be cast in excess of this percentage.

The voting limitations do not apply to a solicitation of a revocable proxy by or on behalf of us or by any of our officers or directors acting on behalf of us or to a solicitation of a revocable proxy by a NYSE Euronext stockholder in accordance with Regulation 14A under the Exchange Act. This exception, however, does not apply to certain solicitations by a stockholder pursuant to Rule 14a-2(b)(2) under the Exchange Act, which permits a solicitation made otherwise than on behalf of us where the total number of persons solicited is not more than ten.

Our board of directors may waive the provisions regarding ownership and voting limits by a resolution expressly permitting this ownership or voting (which resolution must be filed with and approved by the SEC and all required European regulators prior to being effective), subject to a determination of the board that:

•	the acquisition of such shares and the exercise of such voting rights, as applicable, will not impair:

•	our ability or the ability of NYSE Group or the U.S. regulated subsidiaries of NYSE Group to discharge our or their respective responsibilities under the Exchange Act and the rules thereunder;

•	our ability or the ability of Euronext or the European market subsidiaries to discharge our or their respective responsibilities under European exchange regulations;

•	the ability of the SEC to enforce the Exchange Act; or

•	the ability of European regulators to enforce European exchange regulations;

•

the acquisition of such shares and the exercise of such voting rights, as applicable, is otherwise in the best interests of our company, our stockholders, our U.S. regulated subsidiaries and our European market subsidiaries;

•

neither the person obtaining the waiver nor any of its related persons is subject to any statutory disqualification (as defined in Section 3(a)(39) of the Exchange Act) if such person is seeking to obtain a waiver above the 20% level;

•

neither the person obtaining the waiver nor any of its related persons has been determined by a European regulator to be in violation of the laws or regulations adopted in accordance with the European Directive on Markets in Financial Instruments applicable to any European market subsidiary requiring such person to act fairly, honestly and professionally, if such person is seeking to obtain a waiver above the 20% level;

•

for so long as we directly or indirectly control NYSE Arca, Inc. or NYSE Arca Equities, Inc., or any facility of NYSE Arca, Inc., neither the person requesting the waiver nor any of its related persons is an ETP holder, an OTP Holder or an OTP Firm if such person is seeking to obtain a waiver above the 20% level; and

•

for so long as we directly or indirectly control NYSE or NYSE Market, neither the person requesting the waiver nor any of its related persons is a member or member organization of NYSE if such person is seeking to obtain a waiver above the 20% level.

In making these determinations, our board of directors may impose conditions and restrictions on the relevant stockholder or its related persons that it deems necessary, appropriate or desirable in furtherance of the objectives of the Exchange Act, the European exchange regulations and the governance of our company.

For purposes of these provisions, a “European market subsidiary” means a “market operator,” as defined by the European Directive on Markets in Financial Instruments, that is

•	owned by Euronext as of the effective time of the business combination transaction between NYSE Group and Euronext and continues to be owned by us; or

•

acquired by Euronext after the effective time of the business combination transaction between NYSE Group and Euronext (provided that in this case, the acquisition of the market operator shall have been approved by our board of directors and the jurisdiction in which such market operator operates is represented in the Euronext College of Regulators).

These provisions of our certificate of incorporation could delay or deter a change of control of our company, which could adversely affect the price of our common stock.

Our certificate of incorporation also provides that our board of directors has the right to require any person and its related persons that our board of directors reasonably believes to be subject to the voting or ownership restrictions summarized above, and any stockholder (including related persons) that at any time beneficially owns 5% or more of our outstanding capital stock, to provide to us, upon the board’s request, complete information as to all shares of our capital stock that such stockholder beneficially owns, as well as any other information relating to the applicability to such stockholder of the voting and ownership requirements outlined above.

Transfer Restrictions on Certain Shares of NYSE Euronext Common Stock

Our certificate of incorporation imposes transfer restrictions on certain of the shares of our common stock (the “restricted NYSE Euronext stock”) issued in the merger of NYSE Group and Jefferson Merger Sub, Inc. as part of the business combination transaction between NYSE Group and Euronext, which was completed on April 4, 2007. These transfer restrictions are intended to continue the transfer restrictions that were imposed on certain of the shares of NYSE Group common stock (the “restricted NYSE Group stock”) issued in the merger between the NYSE and Archipelago, which restrictions were scheduled to expire in three equal installments on the first, second and third anniversaries of the completion of the NYSE/Archipelago merger, which occurred on March 7, 2006. Because the first anniversary of the NYSE/Archipelago merger had since passed at the time the current certificate of incorporation of NYSE Euronext was adopted, our certificate of incorporation provides that the restricted NYSE Euronext stock consists of our common stock issued in the merger between NYSE Group and Jefferson Merger Sub, Inc. in respect of restricted NYSE Group stock that had transfer restrictions which were scheduled to expire on March 7, 2008 or March 7, 2009, and that the transfer restrictions on the restricted NYSE Euronext stock are scheduled to expire on these same dates. Effective June 10, 2007, however, our board of directors released the transfer restrictions on the restricted NYSE Euronext stock that had transfer restrictions which were scheduled to expire on March 7, 2008. Therefore, the only remaining restricted NYSE Euronext stock consists of the shares of our common stock with transfer restrictions that are scheduled to expire on March 7, 2009. Prior to the removal of the transfer restrictions from any such share, neither any record owner nor any beneficial owner of such share may, directly or indirectly, assign, sell, transfer or otherwise dispose of such share, except pursuant to one of the following limited exceptions set forth in our certificate of incorporation:

•	if the owner of such share is an entity (including a corporation, partnership, limited liability company or limited liability partnership), such owner may transfer the share to:

•	any person of which such owner directly or indirectly owns all of the common voting and equity interest;

•	any other entity if a person directly or indirectly owns all of the common voting and equity interest of both such owner and such other entity;

•	any person that directly owns all of the common voting and equity interest of such owner;

•	the equity holders of such owner upon a bona fide liquidation or dissolution of such owner; or

•	a trustee of the bankruptcy estate of such owner if such owner has become bankrupt or insolvent;

•	if the owner of such share is a natural person, such owner may transfer the share to:

•

any family member of such owner (including such owner’s spouse, domestic partner, children, stepchildren, grandchildren, parents, parents-in-law, grandparents, brothers, sisters, uncles, aunts, cousins, nephews and nieces);

•	any trust or foundation solely for the benefit of such owner and/or such owner’s family members (which is referred to as a “qualified trust”); or

•	a trustee of the bankruptcy estate of such owner if such owner has become bankrupt or insolvent;

•

if the owner is a qualified trust, the owner may transfer the share to any beneficiary of such qualified trust (including a trust for the benefit of such beneficiary) or transfer the share in exchange for cash necessary to pay taxes, debts or other obligations payable by reason of the death of the grantor of such qualified trust or any one or more of such beneficiaries, in each case in accordance with the terms of the trust instrument;

•	the owner may pledge or hypothecate, or grant a security interest in, such share, and may transfer such share as a result of any bona fide foreclosure resulting therefrom; and

•

if the owner is a fiduciary of the estate of a deceased person, and is holding such share on behalf of such estate, such owner may transfer such share to the beneficiaries of such estate or in exchange for cash necessary to pay taxes, debts or other obligations payable by reason of the death of the deceased person.

In addition, if all of the beneficial owners of a share of our common stock die, the transfer restrictions will automatically be removed from such share.

Our certificate of incorporation sets forth two additional rules with respect to the transfers described in the previous paragraph. First, any shares that are transferred pursuant to the bulleted exceptions in the prior paragraph will remain subject to the transfer restrictions and other terms of our certificate of incorporation. Second, any beneficial owner of shares of our common stock who makes a transfer pursuant to the bulleted exceptions in the prior paragraph must transfer shares of common stock that expire on the first, second and third year anniversary of the completion of the NYSE/Archipelago merger in the same proportion as the beneficial owner held such shares prior to the transfer. As a result, the proportion of a beneficial owner’s shares of common stock that are subject to transfer restrictions expiring on the first, second and third anniversary of the completion of the NYSE/Archipelago merger will be the same after any of the transfers described in the previous paragraph as it was before such transfer.

In addition, each of (1) General Atlantic Partners 77, L.P., GAP-W Holdings, L.P., GapStar LLC, GAP Coinvestment Partners II, L.P., and GAPCO GMBH & CO. KG and (2) GS Archipelago Investment, L.L.C., SLK-Hull Derivatives LLC and Goldman Sachs Execution and Clearing, L.P. (which are referred to collectively as the “Goldman Sachs Affiliates”), have entered into separate support and lock-up agreements, pursuant to which they have agreed not to transfer their shares of NYSE Group common stock that they received in the NYSE/Archipelago merger for a certain period of time. This transfer restriction applies equally to shares of our common stock received in the business combination transaction between NYSE Group and Euronext by holders of these restricted shares. The transfer restrictions applicable to General Atlantic and the Goldman Sachs Affiliates are scheduled to expire in three equal installments on the first, second and third anniversaries of the NYSE/Archipelago merger. Effective June 10, 2007, however, our board of directors released the transfer restrictions on all of the shares of our common stock which were subject to transfer restrictions that were scheduled to expire on March 7, 2008. Therefore, the only remaining transfer restrictions applicable to shares of our common stock owned by General Atlantic and the Goldman Sachs Affiliates pursuant to the arrangements described above are scheduled to expire on March 7, 2009.

Our board of directors may, in its discretion, remove the transfer restrictions applicable to any number of shares of our common stock on terms and conditions and in ratios and numbers that it may fix in its sole discretion. However, if any transfer restrictions are removed from shares of our common stock held by General Atlantic or the Goldman Sachs Affiliates that are subject to lock-up agreements with NYSE Group, the same transfer restrictions will be removed from an equivalent percentage of all other shares of our common stock that are otherwise subject to the transfer restrictions, including shares of our common stock held by the former NYSE members.

Our board of directors intends that, as market conditions permit, it will provide holders of the shares of our common stock that continue to be subject to transfer restrictions with opportunities, from time to time, to sell these shares pursuant to additional registered offerings. Our board of directors will remove the transfer restrictions from the shares of our common stock that are sold in these offerings. Our board of directors expects to determine whether to conduct any future offerings, the number of such offerings (if any), the maximum number of shares of our common stock eligible to be sold in any offering, and the timing of these offerings based upon its view at the time of the market’s ability to absorb the newly unrestricted shares to be sold in the offering without an adverse impact on the market price of shares of our common stock. However, the future sale of the shares of our common stock that continue to be subject to transfer restrictions could adversely affect the prevailing market price of our common stock and its ability to raise equity capital in the future.

There are approximately 42 million shares of our common stock (including the shares held by the General Atlantic Entities and Goldman Sachs) that remain subject to the transfer restrictions described above. As described above, those transfer restrictions are scheduled to expire automatically on March 7, 2009.

Other Certificate of Incorporation and Bylaw Provisions

Our certificate of incorporation and bylaws include a number of anti-takeover provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our Board rather than pursue non-negotiated takeover attempts. These provisions include:

Board of Directors

Our bylaws provide that each director shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. At any meeting of the Board, a majority of the total number of the directors constitutes a quorum. Any vacancy on the Board shall be filled only by a majority vote of the remaining directors then in office, though less than a quorum, or by the sole remaining director (and not by stockholders, unless there shall be no remaining directors), upon the recommendation of the Nominating and Governance Committee of the Board.

No Action by Written Consent

Subject to the rights of the holders of any series of preferred stock, any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing by such stockholders.

Advance Notice Requirements

Our bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for elections as directors or new business to be brought before meetings of stockholders. These procedures provide that notice of stockholder proposals must be timely and given in writing to the Secretary of our company prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not fewer than 90 days and not more than 120 days prior to the meeting. The notice must contain the information required by the bylaws, including information regarding the proposal and the advocate of such proposal.

Special Meetings of Stockholders

Our certificate of incorporation and bylaws deny stockholders the right to call a special meeting of stockholders. Rather, our certificate of incorporation and bylaws provide that only the Board acting pursuant to a resolution, the Chairman of the Board, the Deputy Chairman of the Board, the Chief Executive Officer or the Deputy Chief Executive Officer may call special meetings of the stockholders.

Amendment of Bylaws and Certificate of Incorporation

Our certificate of incorporation requires the approval of not less than 80% of the votes entitled to be cast by holders of the capital stock to amend the provisions regarding common stock transfer restrictions, voting and ownership limitations, the ability of the Board to call and postpone stockholder meetings, the methodology for filling vacancies on the Board, the considerations of the Board in taking action and stockholder action. Our bylaws require the approval of not less than 80% of the votes entitled to be cast by holders to adopt, amend or repeal provisions regarding the general powers of, qualifications of, procedure for filling vacancies on, notice for special meetings by and considerations of the Board, the Nominating and Governance Committee and procedures for amending such bylaws.

Limitation of Liability and Indemnification Matters

Our certificate of incorporation provides that none of our directors will be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except in those cases in which liability is mandated by the Delaware General Corporation Law (“DGCL”). Our bylaws provide for indemnification, to the fullest extent permitted by law, of any person made or threatened to be made a party to any action, suit or proceeding by reason of the fact that such person is or was one of our directors or senior officers or, at our request, serves or served as a director, officer, employee or agent of any other enterprise, against all expenses, liabilities, losses and claims actually incurred or suffered by such person in connection with the action, suit or proceeding. Our bylaws also provide that we may provide to any one or more other persons rights of indemnification and rights to receive payment or reimbursement of expenses, including attorneys’ fees, in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A business combination includes a merger, asset sale or a transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns (or, in certain cases, within three years prior, did own) 15% or more of the corporation’s outstanding voting stock. Under Section 203, a business combination between us and an interested stockholder is prohibited during the relevant three-year period unless it satisfies one of the following conditions:

•

prior to the time the stockholder became an interested stockholder, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced (excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and officers); or

•

the business combination is approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66 2/3% of our outstanding voting stock that is not owned by the interested stockholder.

PLAN OF DISTRIBUTION

We may sell securities from time to time to purchasers directly, through broker-dealers acting as agents, dealers, or underwriters, or through a combination of any of those methods of sale.

The distribution of the securities may be made from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to these prevailing market prices or at negotiated prices.

The securities may be sold by us or by one or more of our subsidiaries that previously acquired the securities from us, from other of our subsidiaries, from third parties or in the open market. Any such subsidiary may be deemed to be an underwriter under the Securities Act.

Through Agents

We and the agents designated by us may solicit offers to purchase securities. Agents that participate in the distribution of securities may be deemed underwriters under the Securities Act. We will name any agent that will participate in the distribution of the securities, and any commission we will pay to it will be described in the prospectus supplement. Any agent will be acting on a “best efforts” basis for the period of its appointment, unless we indicate differently in the prospectus supplement.

To Dealers

The securities may be sold to a dealer as principal. The dealer may then resell the securities to the public at varying prices determined by it at the time of resale. The dealer may be deemed to be an underwriter under the Securities Act.

To Underwriters

The securities may also be sold to one or more underwriters and we will then execute an underwriting agreement with them at the time of sale. The names of the underwriters will be set forth in the prospectus supplement, which will be used by the underwriters to resell the securities.

Indemnification Arrangements

We may enter into indemnification agreements with underwriters, dealers, agents and other persons participating in the distribution of securities, who will then be entitled to indemnification by us against some civil liabilities. The indemnification covers liabilities under the Securities Act.

Delayed Delivery Arrangements

We may authorize underwriters, dealers or other persons acting as our agents to solicit offers from a number of institutions to purchase securities from us. We will indicate our intention to do this in the prospectus supplement. The contracts for these purchases will provide for payment and delivery on a future date or dates. These institutions include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others and must be approved by us. The obligations of purchasers under these contracts will be unconditional, except that:

•	at the time of delivery, the purchase of the securities shall not be prohibited under the laws of the jurisdiction of the purchaser, and

•	if the securities are also being sold to underwriters, we have to sell the securities not sold for delayed delivery to the underwriters.

The underwriters, dealers and other persons will not have any responsibility for the validity or performance of these contracts.

VALIDITY OF SECURITIES

Unless otherwise indicated in the prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Sullivan & Cromwell LLP, New York, New York and for any underwriters, dealers or agents by Milbank, Tweed, Hadley & McCloy LLP, New York, New York.

EXPERTS

The consolidated financial statements of NYSE Euronext incorporated by reference in this prospectus by reference to our annual report on Form 10-K for the year ended December 31, 2007 have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as set forth in its report thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Euronext N.V., Amsterdam, The Netherlands, as of December 31, 2006 and 2005, and for the years then ended, appearing in our annual report on Form 10-K for the year ended December 31, 2007, have been incorporated by reference herein in reliance upon the report of KPMG Accountants N.V. and Ernst & Young Accountants, independent accountants, included therein, and incorporated by reference herein, and upon the authority of said firms as experts in accounting and auditing. Their audit report covering the December 31, 2006 and 2005 financial statements refers to the adoption of the amendment to IAS 21 “The Effects of Changes in Foreign Exchange Rates” on net investments in foreign operations and the “fair value option” amendment to IAS 39 “Financial Instruments: Recognition and Measurement” as of January 1, 2006. Their audit report also states that International Financial Reporting Standards as adopted by the EU vary in certain significant respects from U.S. GAAP, and that information relating to the nature and effect of such differences is presented in Note 3.12 to the consolidated financial statements.

U.S.$

     % Notes due

PROSPECTUS SUPPLEMENT

Banc of America Securities LLC

Citi

Merrill Lynch & Co.

UBS Investment Bank

Wachovia Securities

                    , 2008